EXHIBIT 2.1

AGREEMENT AND PLAN OF MERGER
among:
Scientific Conservation, Inc.,
a Delaware corporation;
Scrabble Acquisition, Inc.,
a Georgia corporation; and
Servidyne, Inc.,
a Georgia corporation

Dated as of June 26, 2011

i

Table of Contents
(Cont’d)

ii

Table of Contents
(Cont’d)

iii

AGREEMENT AND PLAN OF MERGER
     This Agreement and Plan of Merger is made and entered into as of June 26, 2011, by and among: Scientific Conservation, Inc., a Delaware corporation (“Parent”); Scrabble Acquisition, Inc., a Georgia corporation and a wholly-owned subsidiary of Parent (“Merger Sub”); and Servidyne, Inc., a Georgia corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Exhibit A.
Recitals
     A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company (the “Merger”) in accordance with this Agreement and the GBCC. Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly-owned subsidiary of Parent.
     B. The respective boards of directors of Parent and Merger Sub, and the special committee of the board of directors (the “Special Committee”) and the board of directors of the Company have approved this Agreement and the Merger.
     C. In order to induce Parent to enter into this Agreement and to cause the Merger to be consummated, certain shareholders of the Company, being aware that the Special Committee and the board of directors of the Company have recommended that the shareholders approve this Agreement and having reviewed the final form of this Agreement, are executing voting agreements in favor of Parent concurrently with the execution and delivery of this Agreement whereby such shareholders have agreed to vote their shares of Company Common Stock in favor of the Merger and to otherwise support the Contemplated Transactions (the “Voting Agreements”). Each Voting Agreement also grants an irrevocable proxy in favor of Parent with respect to such shareholder’s obligations under the Voting Agreement.
Agreement
     The parties to this Agreement, intending to be legally bound, agree as follows:
Section 1. Description of Transaction
     1.1 Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the “Surviving Corporation”).
     1.2 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the GBCC. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.
     1.3 Closing; Effective Time. The consummation of the Contemplated Transactions (the “Closing”) shall take place at the offices of Cooley LLP, 4401 Eastgate Mall, San Diego, CA 92121, at 9:00 a.m. Eastern time, on a date to be agreed by the parties, which shall be no later than the fifth Business Day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 6 and 7 (other than the conditions set that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of each of such conditions at such time), unless another time, date or place is agreed to in writing by the parties hereto. The date on which the Closing actually takes place is referred to as the “Closing Date.” Subject to the provisions of this Agreement, concurrently with or as soon as practicable following the Closing, the Surviving Corporation shall (i) duly execute and file with the Secretary of State of the State of Georgia a certificate of merger satisfying the applicable requirements of the GBCC (the “Certificate of Merger”); and (ii) comply with the publication requirements of the GBCC. The Merger shall become effective at the time of the filing of the Certificate of Merger with the Secretary of State of the State of Georgia or at such later time as may be specified in the Certificate of Merger in accordance with the GBCC with the consent of Parent (the time as of which the Merger becomes effective being referred to as the “Effective Time”).
     1.4 Articles of Incorporation and Bylaws; Directors and Officers.
          (a) The articles of incorporation of the Surviving Corporation shall be amended and restated at the Effective Time to conform to the articles of incorporation of Merger Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be “Servidyne, Inc.”
          (b) the bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time; and
          (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors and officers of Merger Sub immediately prior to the Effective Time.
     1.5 Conversion of Shares.
          (a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any shareholder of the Company:
               (i) any shares of Company Common Stock held by the Company or any wholly-owned Subsidiary of the Company (or held in the Company’s treasury) immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

               (ii) any shares of Company Common Stock held by Parent, Merger Sub or any other wholly-owned Subsidiary of Parent immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;
               (iii) except as provided in clauses “(i)” and “(ii)” above and subject to Sections 1.5(b) and 1.9, each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive the Per Share Consideration in cash; and
               (iv) each share of the common stock, $1.00 par value per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.
          (b) If, during the period commencing on the date of this Agreement and ending at the Effective Time, the outstanding shares of Company Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Per Share Consideration shall be appropriately adjusted.
     1.6 Closing of the Company’s Transfer Books. At the Effective Time: (a) all shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Company Common Stock outstanding immediately prior to the Effective Time (a “Company Stock Certificate”) is presented to the Paying Agent or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.
     1.7 Surrender of Certificates.
          (a) On or prior to the Closing Date, Parent shall select a reputable bank or trust company reasonably acceptable to the Company to act as paying agent in the Merger (the “Paying Agent”). Promptly after the Effective Time, Parent shall cause to be deposited with the Paying Agent cash sufficient to make payments of the cash consideration payable pursuant to Section 1.5 (the “Payment Fund”). The Payment Fund shall be invested by the Paying Agent as directed by Parent.
          (b) Promptly after the Effective Time, the Paying Agent will mail to the Persons who were record holders of Company Stock Certificates immediately prior to the

Effective Time: (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including provisions confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Paying Agent); and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for the merger consideration set forth in Section 1.5. Upon surrender of a Company Stock Certificate to the Paying Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Paying Agent or Parent: (A) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor the cash consideration that such holder has the right to receive pursuant to the provisions of Section 1.5, in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Company Stock Certificate; and (B) the Company Stock Certificate so surrendered shall be canceled. In the event of a transfer of ownership of any shares of Company Common Stock which are not registered in the transfer records of the Company, payment of merger consideration hereunder may be made to a Person other than the holder in whose name the Company Stock Certificate formerly representing such shares is registered if (1) any such Company Stock Certificate shall be properly endorsed or otherwise be in proper form for transfer and (2) such holder shall have paid any fiduciary or surety bonds and any transfer or other similar Taxes required by reason of the payment of such merger consideration hereunder to a Person other than such holder (or shall have established to the reasonable satisfaction of Parent and Paying Agent that such bonds and Taxes have been paid or are not applicable). Until surrendered as contemplated by this Section 1.7(b), each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive merger consideration pursuant to the provisions of Section 1.5. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the delivery of any merger consideration with respect to the shares of Company Common Stock previously represented by such Company Stock Certificate, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in a sum not to exceed the number of shares represented by such lost, stolen or destroyed Company Stock Certificate multiplied by the Per Share Consideration) as indemnity against any claim that may be made against the Paying Agent, Parent, Merger Sub or the Surviving Corporation with respect to such Company Stock Certificate. No interest shall be paid or will accrue on any cash payable to holders of Company Stock Certificates pursuant to the provisions of this Section 1.7. The letter of transmittal, instructions and other documents sent in connection with the exchange of Company Stock Certificates shall be in a form and contain such provisions as are reasonably acceptable to the Company.
          (c) Any portion of the Payment Fund that remains undistributed to holders of Company Stock Certificates as of the date that is 360 days after the date on which the Merger becomes effective shall be delivered to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 1.7 shall thereafter look only to Parent for satisfaction of their claims for merger consideration.
          (d) Each of the Paying Agent, Parent, Merger Sub and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld from such consideration under the Code or any provision of state, local or foreign tax Legal Requirement or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.
          (e) If any Company Stock Certificate has not been surrendered by the earlier of: (i) the fifth anniversary of the date on which the Merger becomes effective; or (ii) the date immediately prior to the date on which the cash amount that such Company Stock Certificate represents the right to receive would otherwise escheat to or become the property of any Governmental Body, then such cash amount shall, to the extent permitted by applicable Legal Requirements, become the property of the Surviving Corporation, free and clear of any claim or interest of any Person previously entitled thereto.
          (f) None of Parent, Merger Sub, the Surviving Corporation and the Paying Agent shall be liable to any holder or former holder of Company Common Stock or to any other Person with respect to any merger consideration delivered to any public official pursuant to any applicable abandoned property Legal Requirement, escheat Legal Requirement or similar Legal Requirement.
     1.8 Further Action. If, at any time after the Effective Time, any further action is determined by Parent or the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, then the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.
     1.9 Dissenters’ Rights. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by record shareholders (as defined in the GBCC) who exercise their rights to dissent from and obtain payment of the fair value of such shareholders’ shares when and in the manner required by Sections 14-2-1320 through 14-2-1327 of the GBCC (the “Dissenting Shareholders”), shall not be converted into or be exchangeable for the right to receive the merger consideration set forth in Section 1.5 (the “Dissenting Shares”), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Article 13 of the GBCC (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Shares in accordance with the provisions of Article 13 of the GBCC), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder’s rights to dissent under the GBCC. If any Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such rights, such holder’s shares of Company Common Stock shall thereupon be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the Per Share Consideration for each such share of Company Common Stock, in accordance with Section

1.5(a)(iii), without any interest thereon. Prior to the Effective Time, the Company shall give Parent (a) prompt notice of any written notice of a shareholder’s intent to demand payment for such shareholder’s shares if the Merger is effectuated, attempted withdrawals of such notices and any other related written communications received by the Company, and (b) the opportunity to participate in all negotiations and proceedings with respect to such notices and demands for payment. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle, or offer or agree to settle, any such demand for payment not required by the GBCC.
Section 2. Representations and Warranties of the Company
     Except as specifically set forth in the Disclosure Schedule, the Company hereby represents and warrants to Parent and Merger Sub as follows:
     2.1 Subsidiaries; Due Organization; Etc.
          (a) The Company has no Subsidiaries, except for the Entities identified in Part 2.1(a)(i) of the Disclosure Schedule; and neither the Company nor any of the other Entities identified in Part 2.1(a)(i) of the Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Part 2.1(a)(ii) of the Disclosure Schedule. None of the Acquired Corporations has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. None of the Acquired Corporations has, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.
          (b) Each of the Acquired Corporations is a corporation or a limited liability company (as summarized in Part 2.1(a)(i) of the Disclosure Schedule) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as summarized in Part 2.1(a)(i) of the Disclosure Schedule) and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.
          (c) Each of the Acquired Corporations is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification (as summarized in Part 2.1(a)(i) of the Disclosure Schedule), other than where the failure to be so qualified or in good standing, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.
     2.2 Articles of Incorporation; Bylaws; Charters and Codes of Conduct. The Company has delivered to Parent accurate and complete copies of the articles of incorporation, bylaws, operating agreements and other charter and organizational documents of the respective Acquired Corporations, including all amendments thereto. Part 2.2 of the Disclosure Schedule lists, and the Company has delivered to Parent, accurate and complete copies of: (a) the charters of all committees of the Company’s board of directors; and (b) any code of conduct or similar policy adopted by any of the Acquired Corporations or by the board of directors, or any committee of the board of directors, of any of the Acquired Corporations.
     2.3 Capitalization, Etc.
          (a) The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock, of which 3,675,782 shares have been issued and are outstanding as of the date of this Agreement. Except as set forth in Part 2.3(a)(i) of the Disclosure Schedule, the Company does not hold any shares of its capital stock in its treasury. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. There are no shares of Company Common Stock held by any of the other Acquired Corporations. Except as set forth in Part 2.3(a)(ii) of the Disclosure Schedule: (i) none of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of Company Common Stock is subject to any right of first refusal in favor of the Company; and (iii) there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to, other than the Company Equity Awards summarized on Part 2.3(b) of the Disclosure Schedule), any shares of Company Common Stock. None of the Acquired Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock or other securities. Part 2.3(a)(iii) of the Disclosure Schedule accurately and completely describes all repurchase rights held by the Company with respect to shares of Company Common Stock (including shares issued pursuant to the exercise of stock options), and specifies which of those repurchase rights are currently exercisable.
          (b) As of the date of this Agreement: (i) 947,015 shares of Company Common Stock are issued or subject to issuance pursuant to stock options or stock appreciation rights granted and outstanding under the Company Equity Plan; (ii) 272,500 shares of Company Common Stock are subject to issuance pursuant to stock appreciation rights outside of the Company Equity Plan; (iii) 0 shares of Company Common Stock have been granted as restricted stock outside of the Company Equity Plan; (iv) no shares of Company Common Stock are reserved for future issuance pursuant to stock options or other equity awards not yet granted under the Company Equity Plan; and (v) 57,750 shares of Company Common Stock are reserved for future issuance pursuant to the Company Warrants. Part 2.3(b) of the Disclosure Schedule sets forth the following information with respect to each Company Equity Award outstanding as of the date of this Agreement: (A) the particular Contract (if any) pursuant to which such Company Equity Award was granted; (B) the name of the optionee or holder, as applicable; (C) the number of shares of Company Common Stock subject to such Company Equity Award; (D) the exercise price of such Company Equity Award, if applicable; (E) the date on which such Company Equity Award was granted; (F) the extent to which such Company Equity Award is vested and exercisable as of the date of this Agreement; and (G) the date on which such Company Equity Award expires. The Company has delivered to Parent accurate and complete copies of all plans pursuant to which any of the Acquired Corporations has ever granted Company Equity Awards, and the forms of all award agreements evidencing such Company Equity Awards.

          (c) Except as set forth in Part 2.3(b) of the Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant, membership interest or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Acquired Corporations; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired Corporations; (iii) shareholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which any of the Acquired Corporations is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of any of the Acquired Corporations.
          (d) All outstanding shares of Company Common Stock, options, warrants and other securities of the Acquired Corporations have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.
          (e) All of the outstanding shares of capital stock of each of the Company’s Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and are owned beneficially and of record by the Company, free and clear of any Encumbrances.
     2.4 SEC Filings; Financial Statements.
          (a) Since April 30, 2008, the Company has filed all forms, reports, statements, schedules and other documents with the SEC that were required to be filed by it under applicable Legal Requirements prior to the date hereof, and the Company will file prior to the Effective Time all forms, reports statements, schedules and other documents with the SEC that are required to be filed by it under applicable Legal Requirements prior to such time (all such forms, reports and documents, including amendments thereto, together with any documents filed during such period by the Company with the SEC on a voluntary basis on Current Reports on Form 8-K and, in all cases, all exhibits and schedules thereto, the “Company SEC Reports”). As of its effective date (in the case of Company SEC Reports that are registration statements filed pursuant to the Securities Act) and as of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), (i) each Company SEC Report complied, or will comply, as the case may be, as to form in all material respects with all applicable Legal Requirements, including the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, each as in effect on the date such Company SEC Report was, or will be, filed or effective, and (ii) each Company SEC Report did not, and will not, as the case may be, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. True and correct copies of all Company SEC Reports filed prior to the date hereof have been furnished to Parent or are publicly available in the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) database of the SEC. None of the Company’s Subsidiaries is required to file any forms, reports or other documents with the SEC. No executive officer of the Company has failed to make the certifications required of him or her under (A) Rule 13a-14 or 15d-15 of the Exchange Act or (B) Section 302 or 906 of the Sarbanes-Oxley Act, with respect to any Company SEC Report, except as disclosed in certifications filed with the Company SEC Reports. Neither the Company nor any of its executive officers has received notice from any Governmental Body challenging or questioning the accuracy, completeness, form or manner of filing of such certifications. Except as set forth in Part 2.4(a) of the Disclosure Schedule, since the earlier of the enactment of applicable Legal Requirements and the earliest Company SEC Report, the Company and each of its officers and directors are and have been in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. No financial statements of any Person other than the Acquired Corporations are required by GAAP to be included in the consolidated financial statements of the Company.
          (b) The Acquired Corporations maintain disclosure controls and procedures (as such terms are defined in Rule 13a-15 under the Exchange Act) that satisfy the requirements of Rule 13a-15 under the Exchange Act. Such disclosure controls and procedures are effective to provide reasonable assurance that all material information concerning the Acquired Corporations is made known on a timely basis to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Section 302 and 906 of the Sarbanes-Oxley Act. Part 2.4(b) of the Disclosure Schedule lists, and the Company has delivered to Parent accurate and complete copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures.
          (c) The consolidated financial statements of the Acquired Corporations filed with the Company SEC Reports have been prepared in accordance with GAAP consistently applied during the periods and at the dates involved (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any unaudited quarterly financial statements filed on Form 10-Q), and fairly present in all material respects the consolidated financial position of the Acquired Corporations as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended.
          (d) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements. Part 2.4(d) of the Disclosure Schedule lists, and the Company has delivered to Parent accurate and complete copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such internal control over financial reporting. The Company’s management has completed an assessment of the effectiveness of the

Company’s system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended April 30, 2010, and, except as set forth in Part 2.4(d) of the Disclosure Schedule, such assessment concluded that such controls were effective.
          (e) Since April 30, 2008, the Company’s principal executive officer and its principal financial officer (each as defined in the Sarbanes-Oxley Act) have disclosed to the Company’s auditors and the audit committee of the Company’s board of directors (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information of the Acquired Corporations on a consolidated basis and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Acquired Corporations’ internal controls. Since the enactment of the Sarbanes-Oxley Act, no Acquired Corporation has made or permitted to remain outstanding any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) or prohibited loans to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Acquired Corporations.
          (f) Except as set forth in Part 2.4(f) of the Disclosure Schedule, since April 30, 2008, (i) neither any Acquired Corporation, nor any director or executive officer of any Acquired Corporation has, and to the knowledge of the Company, no other officer, employee or accountant of any Acquired Corporation has, received any material complaint, allegation, assertion or claim, in writing (or to the knowledge of the Company, orally) regarding the accounting or auditing practices, procedures, methodologies or methods of the Acquired Corporations or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that any Acquired Corporation has engaged in questionable accounting or auditing practices, and (ii) no attorney representing any Acquired Corporation, whether or not employed by an Acquired Corporation, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the board of directors of any Acquired Corporation or any committee thereof or to any director or officer of any Acquired Corporation.
          (g) No Acquired Corporation is a party to, or has any commitment to become a party to, any joint venture, partnership agreement or any similar Contract (including any Contract relating to any transaction, arrangement or relationship between or among an Acquired Corporation, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand (such as any arrangement described in Item 303(a)(4) of Regulation S-K under the Securities Act) where the purpose or effect of such arrangement is to avoid disclosure of any material transaction involving any Acquired Corporation in the Company’s consolidated financial statements. Part 2.4(g) of the Disclosure Schedule lists, and the Company has made available to Parent complete and accurate copies of the documentation creating or governing (since April 30, 2008) all such “off-balance sheet arrangements” effected by any Acquired Corporation.
          (h) Deloitte & Touche LLP, which has expressed its opinion with respect to the financial statements (including any related notes) contained in the Company SEC Reports, is and has been throughout the periods covered by the applicable financial statements: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) “independent” with respect to the Company within the meaning of Regulation S-X under the Exchange Act; and (iii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Part 2.4(h) of Disclosure Schedule lists all non-audit services performed by Deloitte & Touche LLP for any Acquired Corporation since April 30, 2008.
          (i) As of the date of this Agreement, there are no unresolved comments issued by the staff of the SEC with respect to any of the Company SEC Reports.
          (j) Except as set forth in Part 2.4(j) of the Disclosure Schedule, the Company is in compliance in all material respects with the applicable rules and regulations and listing requirements of NASDAQ Global Market and has not, since April 30, 2008, received any notice asserting any non-compliance with such rules and regulations or listing requirements.
     2.5 Absence of Changes. Except as set forth in Part 2.5 of the Disclosure Schedule, since the date of the Unaudited Interim Balance Sheet through the date of this Agreement:
          (a) there has not been any Company Material Adverse Effect, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, could reasonably be expected to have or result in a Company Material Adverse Effect;
          (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of any of the Acquired Corporations (whether or not covered by insurance);
          (c) none of the Acquired Corporations has: (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, other than a cash dividend in the amount of $0.01 per share of Company Common Stock paid on April 15, 2011 to shareholders of record on March 25, 2011; or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;
          (d) none of the Acquired Corporations has sold, issued or granted, or authorized the issuance of: (i) any capital stock or other security (except for Company Common Stock issued upon the valid exercise of outstanding Company Equity Awards); (ii) any option, warrant or right to acquire any capital stock or any other security (except for Company Equity Awards identified in Part 2.3(b) of the Disclosure Schedule); or (iii) any instrument convertible into or exchangeable for any capital stock or other security;
          (e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under any provision of: (i) the Company’s Equity Plan; or (ii) any Company Equity Award or any Contract evidencing or relating to any Company Equity Award;

          (f) there has been no amendment to the articles of incorporation, bylaws or other charter or other organizational documents of any of the Acquired Corporations, and none of the Acquired Corporations has effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;
          (g) none of the Acquired Corporations has received any Acquisition Proposal or Acquisition Inquiry;
          (h) none of the Acquired Corporations has formed any Subsidiary or acquired any equity interest or other interest in any other Entity;
          (i) none of the Acquired Corporations has made any capital expenditure that, when added to all other capital expenditures made on behalf of the Acquired Corporations since date of the Unaudited Interim Balance Sheet, exceeds $125,000 in the aggregate, or any individual capital expenditures that exceed $25,000;
          (j) none of the Acquired Corporations has made any individual expenditure or series of related expenditures in excess of $125,000, otherwise than in the ordinary course of business and consistent with past practices;
          (k) none of the Acquired Corporations has: (i) entered into or permitted any of the assets owned or used by it to become bound by any Material Contract that is not set forth in Part 2.10 of the Disclosure Schedule; or (ii) amended or terminated, or waived any material right or remedy under, any Material Contract (except pursuant to change orders);
          (l) none of the Acquired Corporations has: (i) acquired, leased or licensed any material right or other material asset from any other Person; (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person; or (iii) waived or relinquished any right, except for rights or other assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices;
          (m) none of the Acquired Corporations has written off as uncollectible any account receivable, except for accounts receivable less than $5,000 individually and $100,000 in the aggregate in the ordinary course of business consistent with past practices, or established any extraordinary reserve with respect to any account receivable or other indebtedness;
          (n) none of the Acquired Corporations has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of or Encumbrances with respect to immaterial assets made in the ordinary course of business and consistent with past practices;
          (o) none of the Acquired Corporations has: (i) lent money to any Person, other than routine travel advances made to employees in the ordinary course of business and ordinary course advances not exceeding $2,500 at any time outstanding per employee; or (ii) incurred or guaranteed any indebtedness for borrowed money;

          (p) none of the Acquired Corporations has: (i) adopted, established or entered into any Company Benefit Plan or Company Benefit Agreement; (ii) caused or permitted any Company Benefit Plan to be amended in any material respect; or (iii) paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or other employees;
          (q) none of the Acquired Corporations has changed any of its methods of accounting or accounting practices in any material respect;
          (r) none of the Acquired Corporations has made any material Tax election;
          (s) none of the Acquired Corporations has commenced or settled any Legal Proceeding;
          (t) none of the Acquired Corporations has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with past practices; and
          (u) none of the Acquired Corporations has agreed or committed to take any of the actions referred to in clauses “(c)” through “(t)” above.
     2.6 Title to Assets. The Acquired Corporations own, and have good and valid title to, all assets purported to be owned by them, including: (a) all assets reflected on the Unaudited Interim Balance Sheet (except for inventory sold or otherwise disposed of, or an immaterial amount of other assets sold or otherwise disposed of, in the ordinary course of business since the date of the Unaudited Interim Balance Sheet); and (b) all other assets reflected in the books and records of the Acquired Corporations as being owned by the Acquired Corporations. All of said assets are owned by the Acquired Corporations free and clear of any Encumbrances, except for: (i) liens described in Part 2.6 of the Disclosure Schedule; and (ii) Permitted Encumbrances. The Acquired Corporations are the lessees of, and hold valid leasehold interests in, all assets purported to have been leased by them, including: (A) all assets reflected as leased on the Unaudited Interim Balance Sheet; and (B) all other assets reflected in the books and records of the Acquired Corporations as being leased by the Acquired Corporations, and enjoy undisturbed possession of all material leased assets, other than with respect to Permitted Encumbrances.
     2.7 Receivables; Customers; Inventories.
          (a) All existing accounts receivable of the Acquired Corporations (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since the date of the Unaudited Interim Balance Sheet and have not yet been collected): (i) represent valid obligations of customers of the Acquired Corporations arising from bona fide transactions entered into in the ordinary course of business; and (ii) are current and, to the knowledge of the Company, will be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $150,000 for the period from the Unaudited Balance Sheet Date through the date of this Agreement and $325,000 in the aggregate).
          (b) Part 2.7(b) of the Disclosure Schedule contains an accurate and complete list of each outstanding loan or advance made by any of the Acquired Corporations to any Company Associate, other than routine travel advances made to employees in the ordinary course of business and ordinary course advances not exceeding $2,500 at any time outstanding per employee.
          (c) Part 2.7(c) of the Disclosure Schedule accurately identifies, and provides an accurate breakdown of the revenues received from, each customer or prime contractor under service Contracts of the Acquired Corporations from which the Acquired Corporations received $50,000 or more in revenue in either of the fiscal years ended April 30, 2010 or April 30, 2011. None of the Acquired Corporations has received any notice or other communication or information (in writing or otherwise) indicating, and the Company has no knowledge that any customer identified in Part 2.7(c) of the Disclosure Schedule may, terminate any existing contract they have with the Acquired Corporations prior to the completion of such contracts or prior to receipt by the Acquired Corporations of full payment thereunder.
          (d) The inventory of the Acquired Corporations reflected on the Unaudited Interim Balance Sheet was as of the date of the Unaudited Interim Balance Sheet, and the current inventory of the Acquired Corporations (the “Current Inventory”) is, in usable and saleable condition in the ordinary course of business, subject to normal wear and tear and an immaterial allowance for damaged, lost or unsaleable inventory consistent with the Company’s past accounting practices. The Current Inventory is not excessive and is adequate in relation to the current trading requirements of the businesses of the Acquired Corporations, and, subject to normal wear and tear and an immaterial allowance for damaged, lost or unsaleable inventory consistent with the Company’s past accounting practices, none of the Current Inventory is obsolete, slow moving, unmarketable or of limited value in relation to the current businesses of the Acquired Corporations. The finished goods, work in progress, raw materials and other materials and supplies included in the Current Inventory are generally of a standard that is at least as high as the generally accepted standard prevailing in the industries in which the Acquired Corporations operate.
     2.8 Equipment; Real Property; Leasehold.
          (a) All material items of equipment and other tangible assets owned by or leased to the Acquired Corporations are adequate for the uses to which they are currently being put, are in good and safe condition and repair (ordinary wear and tear excepted) in all material respects and are adequate for the conduct of the businesses of the Acquired Corporations in the manner in which such businesses are currently being conducted.
          (b) Part 2.8(b)(i) of the Disclosure Schedule contains a complete and accurate list of all real property that is owned by the Acquired Corporations (including (i) those certain unimproved parcels of real property identified as the “Land Parcels” and (ii) that certain office building and the land identified as the “Gold Property”, each as identified on Part 2.8(b)(i) of the

Disclosure Schedule) (collectively, the “Owned Real Estate”). Except as set forth in Part 2.8(b) of the Disclosure Schedule, the Acquired Corporations hold good, indefeasible, insurable and marketable title to the Owned Real Estate, free and clear of all Encumbrances, other than Permitted Encumbrances and the liens set forth in Part 2.6 of the Disclosure Schedule. Part 2.8(b)(i) also sets forth sets forth a complete and accurate description of all real property leased by the Acquired Corporations (the “Leased Real Estate”) and the address, approximate square footage, annual base rent, the security or other deposit collected and/or applied and the expiration date thereof. A true and complete copy of the lease for such Leased Real Estate (including all amendments, subordination and non-disturbance agreements, estoppel certificates and related documents) (together, the “Lease”) has been delivered or made available to Parent. The Acquired Corporations hold good, insurable and marketable (subject to the terms of the leases) leasehold interest in all of the Leased Real Estate, free and clear of all Encumbrances, other than Permitted Encumbrances. Except as set forth in Part 2.8(b)(ii) of the Disclosure Schedule, the Company has not leased or otherwise granted to any Person the right to use or occupy such Owned Real Estate or Leased Real Estate or any portion thereof. Part 2.8(b)(ii) of the Disclosure Schedule sets forth all leaseholds that any Acquired Corporation is a party to, or bound by, covering any real property.
          (c) There exist no improvements on the Land Parcels other than underground utilities, storm and sewage lines and systems and other similar systems, retainage walls, previously graded sloped surfaces, driveways, curbs and other paved surfaces. The improvements on the Gold Property and the Leased Real Estate are in good operating condition and repair (awnings and ordinary wear and tear excepted). Except for routine preventative maintenance or repair or as set forth in Part 2.8(c) of the Disclosure Schedule, no material capital expenditures by the Acquired Corporation are currently required for the maintenance and/or repair of the Gold Property or the Leased Real Estate. No lienable work has been performed on any of the Owned Real Estate or Leased Real Estate for which payment has not been made in full, except as may be set forth in Part 2.8(c) of the Disclosure Schedule. No improvements constituting a part of the Gold Property encroach on real property not owned by or leased to the Acquired Corporations or on set-back other restricted areas pursuant to zoning codes or other applicable agreements, other than as set forth in Part 2.8(c) of the Disclosure Schedule. The Owned Real Estate and all of the Acquired Corporation’s improvements located and operations conducted thereon have received all approvals of applicable Governmental Bodies (including permits, all of which have been fully paid for and are in full force and effect) required in connection with the ownership or operation of commercial real estate. None of the improvements comprising the Owned Real Estate or the business conducted by the Acquired Corporations thereon are in violation of any use or occupancy restriction, limitation, condition or covenant of record or any applicable zoning or building Legal Requirements or public utility or other easement, and there are no violations of any applicable zoning or building Legal Requirements relating to the Owned Real Estate that remains unresolved. No parcel of Owned Real Estate is located in a flood plain, except as set forth in Part 2.8(c) of the Disclosure Schedule. The Land Parcels constitute valid subdivided parcels in accordance with all Legal Requirements. The Acquired Corporations have all easements, servitudes and rights of way necessary for access to the Owned Real Estate, and there exists reasonably unrestricted access to a public street from each parcel of Owned Real Estate, except as set forth in Part 2.8(c) of the Disclosure Schedule. All utilities serving the Gold Property are adequate to operate the improvements in the manner they are currently operated. Except as set forth in Part 2.8(c) of the Disclosure Schedule, all utilities (including without limitation water, gas, plumbing, electrical, steam, compressed air, telecommunication, sanitary, storm and sewage lines and systems and other similar systems) serving the Land Parcels are sufficient to enable the Land Parcels to be used and operated as office/retail sites in compliance in all material respects with all Legal Requirements. Except as set forth in Part 2.8(c) or Part 2.10 of the Disclosure Schedule, there are no (i) material Contracts for services currently affecting the Owned Real Estate or the Leased Real Estate, (ii) challenges or appeals pending, or, to the knowledge of the Company, threatened regarding any amount of Taxes on, or a portion of the assessed valuation of, the Owned Real Estate or the Leased Real Estate, and the Company has not entered into any special arrangements or agreements with any Governmental Body with respect thereto, (iii) condemnation proceedings pending or, to the knowledge of the Company threatened with respect to the Owned Real Estate, (iv) conditions that would adversely affect in any respect the ownership, possession, use or occupancy of the Owned Real Estate relating to the physical condition of the Owned Real Estate or any portion thereof, or (v) outstanding options, rights of first offer, rights of first refusal or contracts to purchase any Owned Real Estate or Leased Real Estate or any portion thereof or ownership interest therein.
          (d) Each lease and sublease with respect to the Owned Real Estate and the Leased Real Estate is set forth in Part 2.8(b)(ii) of the Disclosure Schedule. Except as set forth in Part 2.8(d) of the Disclosure Schedule, with respect to each lease or sublease agreement for Owned Real Estate and the Leased Real Estate: (i) such lease or sublease is legal, valid, binding, enforceable and in full force and effect, assuming the due authorization, execution and delivery of such lease or subleases by the counterparties, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, and rules or Legal Requirement governing specific performance, injunctive relief and other equitable remedies; (ii) except as set forth in Part 2.27 of the Disclosure Schedule, the Contemplated Transactions do not require the consent of any other party to such lease or sublease, will not result in a breach of or default under such lease or sublease, and will not otherwise cause such lease or sublease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing; (iii) there are no pending disputes with respect to such lease or sublease and neither the Company nor, to the knowledge of the Company, any other Person party to such lease or sublease, is in breach of or default under such lease or sublease, and, to the knowledge of the Company, no event has occurred or circumstance exists that, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such lease or sublease; (iv) the tenant’s possession and quiet enjoyment of the Owned Real Estate and the Leased Real Estate under such lease or sublease has not been disturbed; (v) no security deposit or portion thereof deposited with respect to such lease or sublease has been applied in respect of a breach of or default under such lease or sublease that has not been redeposited in full if required; (vi) except as may be set forth in Part 2.8(d) of the Disclosure Schedule, the Company does not owe, or will not owe in the future, any brokerage commissions or finder’s fees with respect to such lease or sublease; (vii) except as set forth in Part 2.8(d) of the Disclosure Schedule, the other Person party to such lease or sublease is not an Affiliate of, and, to the knowledge of the Company, otherwise does not have any economic interest in, the Company; (viii) the Company has not collaterally assigned or granted any Encumbrance in such lease or sublease or any interest therein other than as set forth in Part

2.8(d) of the Disclosure Schedule; and (ix) there are no material understandings, oral or written, nor any course of dealings established between the parties of any sublease or lease which vary in any material respect with the rights or obligations of the parties thereto.
     2.9 Intellectual Property; Privacy.
          (a) Products and Services. Part 2.9(a) of the Disclosure Schedule accurately identifies each Company Product currently being offered by any of the Acquired Corporations.
          (b) Registered IP. Part 2.9(b) of the Disclosure Schedule accurately identifies: (a) each item of Registered IP in which any of the Acquired Corporations has or purports to have an ownership interest of any nature (whether exclusively, jointly with another Person, or otherwise); (b) the jurisdiction in which such item of Registered IP has been registered or filed and the applicable registration or serial number; (c) any other Person that has an ownership interest in such item of Registered IP and the nature of such ownership interest; and (d) each Company Product identified in Part 2.9(a) of the Disclosure Schedule that embodies or utilizes such item of Registered IP.
          (c) Inbound Licenses. Part 2.9(c) of the Disclosure Schedule accurately identifies as of the date of this Agreement: (a) each Contract pursuant to which any Intellectual Property Right or Intellectual Property is or has been licensed, sold, assigned, or otherwise conveyed or provided to the Company (other than (i) agreements between any of the Acquired Corporations and their respective employees in the Acquired Corporations’ standard forms thereof and (ii) Commercial Off The Shelf Software); and (b) whether the licenses or rights granted to the Acquired Corporations in each such Contract are exclusive or non-exclusive.
          (d) Outbound Licenses. Part 2.9(d) of the Disclosure Schedule accurately identifies each Contract under which any of the Acquired Corporations has licensed, or granted any interest in, any Company IP as of the date of this Agreement (other than software licenses entered into in the ordinary course of business and consistent with past practices that do not deviate in any material respect from the standard form agreement provided to Parent as of the date of this Agreement). None of the Acquired Corporations are bound by, and no Company IP is subject to, any Contract containing any covenant or other provision that in any way materially limits or restricts the ability of any of the Acquired Corporations to use, exploit, assert, or enforce any Company IP anywhere in the world.
          (e) Royalty Obligations. Part 2.9(e) of the Disclosure Schedule contains a complete and accurate list and summary of all royalties, fees, commissions, and other amounts payable by any of the Acquired Corporations to any other Person (other than (i) sales commissions paid to employees according to the Acquired Corporations’ standard commissions plan or (ii) routine governmental fees incurred in connection the prosecution of any Registered IP) upon or for the manufacture, sale, or distribution of any Company Product or the use of any Company IP.
          (f) Standard Form IP Agreements. The Company has provided to Parent a complete and accurate copy of each standard form of Company IP Contract used by any of the

Acquired Corporations since April 30, 2006, including each standard form of (i) employee agreement containing any assignment or license of Intellectual Property Rights; (ii) consulting or independent contractor agreement containing any intellectual property assignment or license of Intellectual Property Rights; and (iii) confidentiality or nondisclosure agreement. Part 2.9(f) of the Disclosure Schedule accurately identifies each Company IP Contract that deviates in any material respect from the corresponding standard form agreement provided to Parent as of the date of this Agreement, including any agreement with an employee, consultant, or independent contractor in which the employee, consultant, or independent contractor expressly reserved or retained rights in any Intellectual Property or Intellectual Property Rights related to the manufacture, marketing or sale of any Company Product.
          (g) Ownership Free and Clear. The Acquired Corporations exclusively own all right, title, and interest to and in the Company IP (other than Intellectual Property Rights licensed to the Acquired Corporations, as identified in Part 2.9(c) of the Disclosure Schedule) free and clear of any Encumbrances (other than licenses and rights granted pursuant to the Contracts identified in Part 2.9(d) of the Disclosure Schedule). Without limiting the generality of the foregoing:
               (i) Perfection of Rights. Since April 30, 2006, all documents and instruments necessary to establish, perfect, and maintain the rights of the Acquired Corporations in the Registered IP in the jurisdictions required to be indicated in Part 2.9(b) of the Disclosure Schedule have been validly executed, delivered, and filed in a timely manner with the appropriate Governmental Body (other than any Registered IP that the Acquired Corporations have intentionally allowed to lapse).
               (ii) Employees and Contractors. Each Person who is or was an employee or contractor of any of the Acquired Corporations and who is or was involved in the creation or development of any Company Product or Company IP has signed a valid, enforceable agreement containing an assignment of Intellectual Property Rights pertaining to such Company Product or Company IP to such Acquired Corporation, or such rights have been assigned by operation of law, including under the “work made for hire” provisions of the U.S. Copyright Act, 17 U.S.C. § 101. No current or former officer, director, employee, or to the knowledge of the Company, shareholder of the Company has any claim, right (whether or not currently exercisable), or interest to or in any Company IP. To the knowledge of Company, no employee of any of the Acquired Corporations is (a) bound by or otherwise subject to any Contract restricting him from performing his duties for any of the Acquired Corporations or (b) in breach of any Contract with any former employer or other Person concerning Intellectual Property Rights or confidentiality due to his activities as an employee of any of the Acquired Corporations.
               (iii) Government Rights. No funding, facilities, or personnel of any Governmental Body or any public or private university, college, or other educational or research institution were used, directly or indirectly, to develop or create, in whole or in part, any Company IP.

               (iv) Protection of Proprietary Information. Each of the Acquired Corporations has taken all reasonable steps to maintain the confidentiality of and otherwise protect and enforce their rights in all proprietary information pertaining to the Acquired Corporations or any Company Product. Without limiting the generality of the foregoing, no portion of the source code for any software currently used by any of the Acquired Corporations as a material part of any Company Product has been disclosed to any Person.
               (v) Standards Bodies. None of the Acquired Corporations is or has ever been a member or promoter of, or a contributor to, any industry standards body or similar organization that could require or obligate any of the Acquired Corporations to grant or offer to any other Person any license or right to any Company IP that is used for and material to, any Company Product.
               (vi) Sufficiency. Each of the Acquired Corporations owns or otherwise has, and after the Closing Parent will own or otherwise have, all Intellectual Property Rights necessary to conduct the Acquired Corporations’ business as currently conducted in all material respects.
          (h) Valid and Enforceable. All Company IP is valid, subsisting, and enforceable. Without limiting the generality of the foregoing:
               (i) Misuse and Inequitable Conduct. None of the Acquired Corporations has engaged in patent or copyright misuse or any fraud or inequitable conduct in connection with any Company IP that is Registered IP.
               (ii) Trademarks. No trademark or trade name owned, used, or applied for by any of the Acquired Corporations infringes any trademark or trade name owned or used by any other Person. To the knowledge of the Company, no event or circumstance (including a failure to exercise adequate quality controls and an assignment in gross without the accompanying goodwill) has occurred or exists that has resulted in, or could reasonably be expected to result in, the unintentional abandonment of any trademark (whether registered or unregistered) owned or used by any of the Acquired Corporations.
               (iii) Legal Requirements and Deadlines. Each item of Company IP that is Registered IP is in compliance with all Legal Requirements and all filings, payments, and other actions required to be made or taken to maintain such item of Company IP in full force and effect. Part 2.9(h)(iii) of the Disclosure Schedule accurately identifies and describes each action, filing, and payment that must be taken or made on or before the date that is 120 days after the date of this Agreement in order to maintain such item of Registered IP in full force and effect.
               (iv) Interference Proceedings and Similar Claims. No interference, opposition, reissue, reexamination, or other Legal Proceeding is or since April 30, 2006 has been pending or, to the knowledge of the Company, threatened, in which the scope, validity, or enforceability of any Company IP is being, has been, or could reasonably be expected to be contested or challenged. To the knowledge of the Company, there is no basis for a claim that any Company IP is invalid or unenforceable.

          (i) Third-Party Infringement of Company IP. To the knowledge of the Company, no Person has infringed, misappropriated, or otherwise violated, and no Person is currently infringing, misappropriating, or otherwise violating, any Company IP. Part 2.9(i) of the Disclosure Schedule accurately identifies (and the Company has provided to Parent a complete and accurate copy of) each letter or other written or electronic communication or correspondence that has been sent or otherwise delivered since April 30, 2006 by or to any of the Acquired Corporations or any representative of the Company regarding any actual, alleged, or suspected infringement or misappropriation of any Company IP, and provides a brief description of the current status of the matter referred to in such letter, communication, or correspondence.
          (j) Effects of This Transaction. Neither the execution, delivery, or performance of this Agreement (or any of the ancillary agreements) nor the consummation of any of the transactions contemplated by this Agreement (or any of the ancillary agreements) will, with or without notice or lapse of time, result in, or give any other Person the right or option to cause or declare, (i) a loss of, or Encumbrance on, any Company IP; (ii) a breach of or default under any Company IP Contract; (iii) the release, disclosure, or delivery of any Company IP by or to any escrow agent or other Person; or (iv) the grant, assignment, or transfer to any other Person of any license or other right or interest under, to, or in any of the Company IP.
          (k) No Infringement of Third Party IP Rights. None of the Acquired Corporations has ever infringed (directly, contributorily, by inducement, or otherwise), misappropriated, or otherwise violated or made unlawful use of any Intellectual Property Right of any other Person or engaged in unfair competition. No Company Product, and no method or process used in the manufacturing of any Company Product, infringes, violates, or makes unlawful use of any Intellectual Property Right of, or contains any Intellectual Property misappropriated from, any other Person. To the knowledge of the Company, there is no legitimate basis for a claim that any of the Acquired Corporations or any Company Product has infringed or misappropriated any Intellectual Property Right of another Person or engaged in unfair competition or that any Company Product, or any method or process used in the manufacturing of any Company Product, infringes, violates, or makes unlawful use of any Intellectual Property Right of, or contains any Intellectual Property misappropriated from, any other Person. Without limiting the generality of the foregoing:
               (i) Infringement Claims. No infringement, misappropriation, or similar claim or Legal Proceeding is pending or, to the knowledge of the Company, threatened against any of the Acquired Corporations or against any other Person who is or may be entitled to be indemnified, defended, held harmless, or reimbursed by any of the Acquired Corporations with respect to such claim or Legal Proceeding. Since April 30, 2006, none of the Acquired Corporations has received any notice or other communication (in writing or, to the knowledge of the Company, otherwise) relating to any actual, alleged, or suspected infringement, misappropriation, or violation by any of the Acquired Corporations, any of their employees or agents, or any Company Product of any Intellectual Property Rights of another Person, including any letter or other communication suggesting or offering that the Company obtain a license to any Intellectual Property Right of another Person.

               (ii) Other Infringement Liability. None of the Acquired Corporations is bound by any Contract to indemnify, defend, hold harmless, or reimburse any other Person with respect to, or otherwise assumed or agreed to discharge or otherwise take responsibility for, any existing or potential intellectual property infringement, misappropriation, or similar claim (other than indemnification provisions in the Acquired Corporations’ forms of Company IP Contracts provided to Parent, the Contracts set forth in Part 2.9(f) of the Disclosure Schedule or Energy Contracts).
               (iii) Infringement Claims Affecting In-Licensed IP. To the knowledge of the Company, no claim or Legal Proceeding involving any Intellectual Property or Intellectual Property Right licensed to any of the Acquired Corporations is pending or has been threatened, except for any such claim or Legal Proceeding that, if adversely determined, would not adversely affect (A) the use or exploitation of such Intellectual Property or Intellectual Property Right by any of the Acquired Corporations, or (B) the design, development, manufacturing, marketing, distribution, provision, licensing or sale of any Company Product.
          (l) Bugs. Except as set forth in Part 2.8(l) of the Disclosure Schedule, none of the software (including firmware and other software embedded in hardware devices) owned, developed, used, marketed, distributed, licensed, or sold by any of the Acquired Corporations (including any software that is part of, is distributed with, or is used in the design, development, manufacturing, production, distribution, testing, maintenance, or support of any Company Product, but excluding any Commercial Off The Shelf Software) (collectively, “Company Software”) (i) contains any bug, defect, or error (including any bug, defect, or error relating to or resulting from the display, manipulation, processing, storage, transmission, or use of date data) that materially and adversely affects the use, functionality, or performance of such Company Software or any Company Product containing or used in conjunction with such Company Software; or (ii) fails to comply in any material respect with any applicable warranty or other contractual commitment relating to the use, functionality, or performance of such Company Software.
          (m) Harmful Code. No Company Software contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (i) materially disrupting, disabling, harming, or otherwise materially impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (b) materially damaging or destroying any data or file without the user’s consent.
          (n) Source Code.
               (i) The source code for the Company Software as it concerns the Company Products has been documented in a professional manner that is consistent with customary code annotation conventions in the software industry and sufficient to independently enable a programmer of reasonable skill and competence to understand, analyze, and interpret program logic, correct errors and improve, enhance, modify and support the Company Software. Except as set forth in Part 2.9(n) of the Disclosure Schedule, no source code for any Company

Software as it concerns the Company Products has been delivered, licensed, or made available to any escrow agent or other Person who is not, as of the date of this Agreement, an employee of any of the Acquired Corporations. The Company has no duty or obligation (whether present, contingent, or otherwise) to deliver, license, or make available the source code for any Company Software to any escrow agent or other Person. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the delivery, license, or disclosure of the source code for any Company Software to any other Person.
               (ii) Part 2.9(n)(ii) of the Disclosure Schedule accurately identifies and describes (A) each item of Open Source Code that is contained or used in, and distributed with, or used in the development of the current Company Products, (B) the applicable license terms for each such item of Open Source Code, or a reference to a website containing the applicable license terms, and (C) the current Company Product to which each such item of Open Source Code relates.
               (iii) No Company Product contains and is distributed with Open Source Code that is licensed under any terms that impose a requirement or condition that any Company Product or part thereof (A) be disclosed or distributed in source code form, (B) be licensed for the purpose of making modifications or derivative works, (C) be redistributable at no charge or (D) otherwise imposes any other material limitation, restriction, or condition on the right or ability of any of the Acquired Corporations to use or distribute any Company Product.
          (o) Part 2.9(o) of the Disclosure Schedule contains each Company Privacy Policy in effect at any time since April 30, 2006.
          (p) Part 2.9(p) of the Disclosure Schedule identifies and describes each distinct electronic or other database containing Personal Data maintained by or for any of the Acquired Corporations at any time since April 30, 2006 (the “Company Databases”), the types of Personal Data in each such database, the means by which the Personal Data was collected, and the security policies that have been adopted and maintained with respect to each such database. No material breach or violation of any such security policy has occurred or, to the knowledge of the Company, is threatened. There has been no unauthorized or illegal use of or access to any of the Personal Data in any of the Company Databases.
          (q) Each of the Acquired Corporations has complied at all times and in all material respects with all of the Company Privacy Policies and with all applicable Legal Requirements pertaining to privacy, User Data, or Personal Data.
          (r) Neither the execution, delivery, or performance of this Agreement (or any of the ancillary agreements) nor the consummation of any of the transactions contemplated by this Agreement (or any of the ancillary agreements), nor Parent’s possession or use of the User Data or any data or information in the Company Databases, will result in any violation of any Company Privacy Policy or any Legal Requirement pertaining to privacy, User Data, or Personal Data.

     2.10 Contracts.
          (a) Part 2.10 of the Disclosure Schedule (which shall be separated by the subsections listed below) identifies each current Company Contract that constitutes a “Material Contract” as of the date of this Agreement (other than end user license agreements for Company Software entered into by an Acquired Corporation, or an authorized distributor of an Acquired Corporation, in the ordinary course of business). For purposes of this Agreement, each of the following shall be deemed to constitute a “Material Contract”:
               (i) any Company Benefit Agreement and any other Contract: (A) relating to the employment of, or the performance of services by, any employee or consultant; (B) pursuant to which any of the Acquired Corporations is or may become obligated to make any severance, termination or similar payment to any current or former employee or director; or (C) pursuant to which any of the Acquired Corporations is or may become obligated to make any bonus or similar payment (other than payments constituting base salary) in excess of $20,000 to any current or former employee or director;
               (ii) any Company IP Contract, other than end user license agreements for Company Software entered into by an Acquired Corporation, or an authorized distributor of an Acquired Corporation, in the ordinary course of business and consistent with past practices that do not deviate in any material respect from the standard form agreement provided to Parent as of the date of this Agreement;
               (iii) any Contract relating to the acquisition, sale, spin-off, outsourcing or disposition of any business operation, unit, material asset or any product line of any Acquired Corporation;
               (iv) any Contract in which another Person is or was appointed as a distributor, reseller or sales representative with respect to, or otherwise is or was authorized to market, promote, distribute, resell, sublicense, support or solicit orders for, any Company Product or Company Software;
               (v) any Contract that provides for indemnification of any Company Associate or any current or former agent of any of the Acquired Corporations, other than customary indemnification provisions in Energy Contracts entered into in the ordinary course of business consistent with past practices;
               (vi) any Contract imposing any restriction on the right or ability of any Acquired Corporation: (A) to compete with any other Person; (B) to acquire any product or other asset or any services from any other Person; (C) to solicit, hire or retain any Person as an employee, consultant or independent contractor; (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person; (E) to perform services for any other Person; or (F) to transact business or deal in any other manner with any other Person, other than (x) Energy Contracts relating to governmental projects which impose limitations on the Company’s ability to directly approach the customer with respect to the project for which the contractor is responsible pursuant to such Energy Contract which are entered into in the ordinary course of business and (y) Contracts set forth in Part 2.10(a)(x) of the Disclosure Schedule;
               (vii) any Contract (other than Contracts evidencing Company Equity Awards in the form provided to Parent and set forth on Part 2.3(b) of the Disclosure Schedule): (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities; (B) providing any Person with any preemptive right, right of participation, right of maintenance or similar right with respect to any securities; or (C) providing any of the Acquired Corporations with any right of first refusal with respect to, or right to repurchase or redeem, any securities;
               (viii) any Contract incorporating or relating to any guaranty, any warranty related to any Company Product, any sharing of liabilities or any indemnity or similar obligation, except for Customer Contracts entered into by any Acquired Corporation in the ordinary course of business consistent with past practices;
               (ix) any Contract relating to any currency hedging;
               (x) any Contract: (A) imposing any confidentiality obligation on any of the Acquired Corporations or on any other Person (other than routine confidentiality or nondisclosure agreements entered into in connection with the Acquired Corporation’s Customer Contracts or confidentiality provisions set forth in Customer Contracts entered into by any Acquired Corporation in the ordinary course of business that do not otherwise constitute Material Contracts under this Section 2.10(a)); or (B) containing “standstill” or similar provisions;
               (xi) any Contract: (A) to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations; or (B) directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between any Acquired Corporation and any contractor or subcontractor to any Governmental Body);
               (xii) any Contract requiring that any of the Acquired Corporations give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction;
               (xiii) any Contract that contemplates or involves the payment or delivery of cash or other consideration in an amount or having a value in excess of $50,000 in the aggregate, or contemplates or involves the performance of services having a value in excess of $50,000 in the aggregate;
               (xiv) any Contract relating to any Encumbrance with respect to any material asset owned or used by any Acquired Corporation;
               (xv) any Contract that involves or relates to indebtedness for borrowed money (whether incurred, assumed, guaranteed or secured by any asset);
               (xvi) each lease and sublease with respect to the Owned Real Estate and the Leased Real Estate and each Lease; and

               (xvii) any other Contract, if a breach of such Contract could reasonably be expected to have or result in a Company Material Adverse Effect.
The Company has delivered to Parent an accurate and complete copy of each Company Contract that constitutes a Material Contract.
          (b) Each Company Contract that constitutes a Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, assuming the due authorization, execution and delivery of such Material Contract by the counterparties thereto, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of Legal Requirement governing specific performance, injunctive relief and other equitable remedies.
          (c) Except as set forth in the applicable subsections of Part 2.10(c) of the Disclosure Schedule: (i) none of the Acquired Corporations has violated or breached, or committed any default under, any Material Contract; and, to the knowledge of the Company, no other Person has violated or breached, or committed any default under, any Material Contract; (ii) except for express warranty and indemnification remedies set forth in the standard forms of Company IP Contracts described in Section 2.9(b) and in Part 2.9(b) of the Disclosure Schedule, no end-user, distributor, or other licensee of the Company Software has any conditional or unconditional return, refund, or credit rights exercisable against the Acquired Corporations with respect to such Company Software; (iii) to the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to: (A) result in a violation or breach of any of the provisions of any Material Contract; (B) give any Person the right to declare a default or exercise any remedy under any Material Contract; (C) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any Material Contract; (D) give any Person the right to accelerate the maturity or performance of any Material Contract; (E) result in the disclosure, release or delivery of any Company Source Code; or (F) give any Person the right to cancel, terminate or modify any Material Contract; and (iv) since April 30, 2008, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Material Contract.
     2.11 Sale of Products; Performance of Services
          (a) Part 2.11(a) of the Disclosure Schedule accurately identifies and describes each Company Software product that is being developed, marketed, distributed, licensed or sold by any Acquired Corporation as of the date of this Agreement.
          (b) All installation services, programming services, integration services, repair services, maintenance services, support services, training services, upgrade services and other services that have been performed by the Acquired Corporations were performed properly and in conformity in all material respects with the terms and requirements of all applicable warranties and other Contracts and with all applicable Legal Requirements.

          (c) Except as set forth in Part 2.11(c) of the Disclosure Schedule, since April 30, 2008, no customer or other Person has asserted or, to the knowledge of the Company, threatened to assert any claim against any of the Acquired Corporations (other than immaterial warranties claims): (i) under or based upon any warranty provided by or on behalf of any of the Acquired Corporations under any Contract; or (ii) based upon any services performed by any of the Acquired Corporations under any Contract.
          (d) Except as set forth in Part 2.11(d) of the Disclosure Schedule, since April 30, 2008, no end-user customer, distributor, reseller, or sales representative has terminated or, to the knowledge of the Company, threatened or expressed an intention or desire to terminate or not to renew, its relationship or any Material Contract with any of the Acquired Corporations due to an expressed dissatisfaction with the performance, operation or functionality of the Company Software (other than reporting “bugs” in the ordinary course of business).
     2.12 Liabilities. None of the Acquired Corporations has, and none of the Acquired Corporations is or may become responsible for performing or discharging, any accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities identified as such in the Unaudited Interim Balance Sheet; (b) normal current liabilities that have been incurred by the Acquired Corporations since the date of the Unaudited Interim Balance Sheet in the ordinary course of business and consistent with past practices; (c) liabilities for performance of obligations of the Acquired Corporation under Company Contracts, to the extent such liabilities are reasonably ascertainable (in nature, scope and amount) from the underlying Company Contract; and (d) liabilities described in Part 2.12 of the Disclosure Schedule.
     2.13 Compliance with Legal Requirements. Since April 30, 2005, each Acquired Corporation is and has at all times been in compliance in all material respects with all Legal Requirements applicable to such Acquired Corporation. No Acquired Corporation is under investigation, nor, to the knowledge of the Company, is any investigation against any Acquired Corporation threatened, with respect to any material violation of any applicable Legal Requirement,. No Acquired Corporation has received any notice or other communication from any Governmental Body regarding a possible material violation of or failure to comply with any Legal Requirement. To the knowledge of the Company, since April 30, 2008, no Legal Requirements have been proposed or enacted that would reasonably be expected to require a material modification in the manner in which the business of any Acquired Corporation is conducted, either before or after the Closing Date.
     2.14 Certain Business Practices. No Acquired Corporation has: (a) used any funds for unlawful contributions, loans, donations, gifts, entertainment or other unlawful expenses relating to political activity; (b) made or agreed to make any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns; (c) taken any action that would constitute a violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations hereunder, or any comparable foreign Legal Requirement or statute; or (d) made or agreed to make any other unlawful payment.

     2.15 Governmental Authorizations.
          (a) The Acquired Corporations hold all Governmental Authorizations necessary to enable the Acquired Corporations to conduct their respective businesses in the manner in which such businesses are currently being conducted. Part 2.15(a) of the Disclosure Schedule accurately and completely lists all Governmental Authorizations currently required to be held by the Acquired Corporations. All such Governmental Authorizations are valid and in full force and effect. Each Acquired Corporation is, and at all times since April 30, 2008 has been, in compliance in all material respects with the terms and requirements of such Governmental Authorizations. Since April 30, 2008, none of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding: (i) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization; or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization. No Governmental Body has at any time challenged in writing the right of any of the Acquired Corporations to design, manufacture, offer or sell any product or service.
          (b) Part 2.15(b) of the Disclosure Schedule accurately and completely describes the terms of each grant, incentive or subsidy provided or made available to or for the benefit of any of the Acquired Corporations by any U.S. or foreign Governmental Body or otherwise. Each of the Acquired Corporations is in compliance in all material respects with all of the terms and requirements of each grant, incentive and subsidy identified or required to be identified in Part 2.15(b) of the Disclosure Schedule. Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other Contemplated Transactions, will (with or without notice or lapse of time) give any Person the right to revoke, withdraw, suspend, cancel, terminate or modify any Governmental Authorization, grant, incentive or subsidy identified or required to be identified in Parts 2.15(a) or (b) of the Disclosure Schedule.
     2.16 Tax Matters.
          (a) Each of the Acquired Corporations has filed all Tax Returns that it was required to file under applicable Legal Requirements since April 30, 2005. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable Legal Requirements. All Taxes due and owing by each of the Acquired Corporations (whether or not shown on any Tax Return) have been paid. None of the Acquired Corporations is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Acquired Corporations do not file Tax Returns that any of them is or may be subject to taxation by that jurisdiction. There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of any of the Acquired Corporations.
          (b) Each of the Acquired Corporations has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, or other third party.

          (c) No director or officer (or employee responsible for Tax matters) of any of the Acquired Corporations expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. No Legal Proceedings regarding Taxes are pending or being conducted with respect to any of the Acquired Corporations. Since April 30, 2005, none of the Acquired Corporations has received from any Governmental Body any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment of or any material amount of Tax proposed, asserted, or assessed by any Governmental Body against any of the Acquired Corporations, which notice, audit, review, request for information, deficiency or proposed adjustment has not been resolved.
          (d) Part 2.16(d) of the Disclosure Schedule lists all Tax Returns filed with respect to each of the Acquired Corporations for taxable periods ended on or after April 30, 2008, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of an audit. The Company has delivered to Parent correct and complete copies of all federal income Tax Returns, examination reports, and statements of material deficiencies assessed against or agreed to by any of the Acquired Corporations filed or received since April 30, 2008.
          (e) None of the Acquired Corporations has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.
          (f) None of the Acquired Corporations has filed a consent under Section 341(f) of the Code concerning collapsible corporations. None of the Acquired Corporations is a party to any Contract that has resulted or would reasonably be expected to result, separately or in the aggregate, in the payment of (i) any “excess parachute payment” within the meaning of section 280G of the Code (or any corresponding provisions of state, local or foreign Tax Legal Requirement) and (ii) any amount that will not be fully deductible as a result of section 162(m) of the Code (or any corresponding provisions of state, local or foreign Tax Legal Requirement). The Company has not been a United States real property holding corporation within the meaning of section 897(c)(2) of the Code during the applicable period specified in section 897(c)(1)(A)(ii) of the Code. Each of the Acquired Corporations has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of section 6662 of the Code. None of the Acquired Corporations is a party to or bound by any Tax allocation or sharing agreement. Each of the Acquired Corporations has (A) not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) no Liability for the Taxes of any Person (other than such Acquired Corporation) under regulation 1.1502-6 of the Code (or any similar provision of state, local, or foreign Legal Requirement), as a transferee or successor, by contract, or otherwise.
          (g) The unpaid Taxes of the Acquired Corporations (i) did not, as of the date of the Unaudited Interim Balance Sheet, exceed the reserve for Tax liabilities (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Unaudited Interim Balance Sheet, and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Acquired Corporations in filing their Tax Returns. Since the date of the Unaudited Interim Balance Sheet, none of the Acquired Corporations has incurred any liability for Taxes arising from extraordinary gains or losses, determined in accordance with GAAP, outside the ordinary course of business.
          (h) None of the Acquired Corporations will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion there) ending after the Closing Date as a result of any: (i) change in method of accounting for taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Legal Requirement) executed on or prior to the Closing Date; (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provisions of state, local or foreign income Tax Legal Requirement); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.
          (i) None of the Acquired Corporations has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.
          (j) No Person is entitled to receive any additional payment (including any tax gross-up or other payment) from any Acquired Corporation as a result of the imposition of the excise taxes required by Section 4999 of the Code or any taxes required by Section 409A of the Code.
     2.17 Employee and Labor Matters; Benefit Plans.
          (a) Part 2.17(a) of the Disclosure Schedule accurately sets forth, with respect to each employee of each of the Acquired Corporations as of the date of this Agreement (including any employee of any of the Acquired Corporations who is on a leave of absence or on layoff status):
               (i) the name of such employee, the Acquired Corporation by which such employee is employed and the date as of which such employee was originally hired by such Acquired Corporation;
               (ii) such employee’s title;
               (iii) the aggregate dollar amount of the compensation (including wages, salary, commissions, director’s fees, taxable fringe benefits, bonuses and profit-sharing payments) received by such employee from the applicable Acquired Corporation with respect to services performed in the year ended December 31, 2010;
               (iv) such employee’s annualized compensation as of the date of this Agreement;

          (b) (v) any Governmental Authorization that is held by such employee and that relates to or is useful in connection with the businesses of the Acquired Corporations.
          (c) Part 2.17(b) of the Disclosure Schedule accurately identifies each employee of any of the Acquired Corporations who is not fully available to perform work because of disability or other leave on the date of this Agreement and sets forth the basis of such disability or leave and the anticipated date of return to full service.
          (d) Part 2.17(c) of the Disclosure Schedule accurately identifies each former employee of any of the Acquired Corporations who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any benefits (whether from any of the Acquired Corporations or otherwise) relating to such former employee’s employment with any of the Acquired Corporations; and Part 2.17(c) lists the agreement or agreements governing the receipt of such benefits by such individuals.
          (e) Except as set forth in Part 2.17(d) of the Disclosure Schedule, the employment of each of the Acquired Corporations’ employees is terminable by the applicable Acquired Corporation at will. The Company has delivered to Parent accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the Company Associates.
          (f) To the knowledge of the Company, as of the date of this Agreement:
               (i) no employee of any of the Acquired Corporations intends to terminate his employment with the Company, nor has any such employee threatened or expressed any intention to do so;
               (ii) no employee of any of the Acquired Corporations has received an offer to join a business that may be competitive with the businesses of the Acquired Corporations; and
               (iii) no employee of any of the Acquired Corporations is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that may have an adverse effect on: (A) the performance by such employee of any of his duties or responsibilities as an employee of such Acquired Corporation; or (B) the business or operations of the Acquired Corporations.
          (g) Part 2.17(f) of the Disclosure Schedule accurately sets forth, with respect to each Person who is at the date of this Agreement, or was, at any time since April 30, 2008, an independent contractor of any of the Acquired Corporations (other than independent contractors with whom the Company has entered into Energy Contracts) and who has received or may be entitled to receive in excess of $50,000 from any of the Acquired Corporations:
               (i) the name of such independent contractor, the Acquired Corporation with which such independent contractor is or was under contract;

               (ii) the terms of compensation of such independent contractor, unless the Contract for such independent contractor is set forth in Part 2.10 of the Disclosure Schedule; and
               (iii) the aggregate dollar amount of the compensation (including all payments or benefits of any type) received by such independent contractor from the applicable Acquired Corporation with respect to services performed in the fiscal year ended April 30, 2011.
          (h) Except as set forth in Part 2.17(g) of the Disclosure Schedule, none of the Acquired Corporations is a party to, bound by, or has a duty to bargain for, any collective bargaining agreement or other Contract with a labor organization representing any of its employees, and there are no labor organizations representing, purporting to represent or, to the knowledge of the Company, seeking to represent any employees of any of the Acquired Corporations.
          (i) There has never been, nor to the knowledge of the Company has there been any threat of, any strike, slowdown, work stoppage, lockout, job action, union organizing activity, question concerning representation or any similar activity or dispute, affecting any of the Acquired Corporations or any of their employees. To the knowledge of the Company, no event has occurred, and no condition or circumstance exists, that might directly or indirectly give rise to or provide a basis for the commencement of any such strike, slowdown, work stoppage, lockout, job action, union organizing activity, question concerning representation or any similar activity or dispute.
          (j) None of the Acquired Corporations is or has ever been engaged, in any unfair labor practice within the meaning of the National Labor Relations Act. There is no Legal Proceeding, claim, labor dispute or grievance pending or, to the knowledge of the Company, threatened or reasonably anticipated relating to any employment contract, privacy right, labor dispute, wages and hours, leave of absence, plant closing notification, workers’ compensation policy, long-term disability policy, harassment, retaliation, immigration, employment statute or regulation, safety or discrimination matter involving any Company Associate, including charges of unfair labor practices or discrimination complaints.
          (k) No current or former independent contractor of any of the Acquired Corporations could be deemed to be a misclassified employee. Except as set forth in Part 2.17(j) of the Disclosure Schedule, no independent contractor is eligible to participate in any Company Benefit Plan. No Acquired Corporation has ever had any temporary or leased employees that were not treated and accounted for in all respects as employees of such Acquired Corporation.
          (l) Part 2.17(k) of the Disclosure Schedule contains an accurate and complete list as of the date hereof of each Company Benefit Plan and each Company Benefit Agreement (other than individual award agreements under the Company Equity Plan). None of the Acquired Corporations has any plan or commitment to create any additional Company Benefit Plan, or to modify or change any existing Company Benefit Plan (other than to comply with applicable Legal Requirements as previously disclosed to Parent in writing) in a manner that would affect any Company Associate, other than as contemplated by this Agreement.

          (m) With respect to each Company Benefit Plan, the Company has delivered to Parent: (i) an accurate and complete copy of all documents setting forth the terms of such Company Benefit Plan, including all amendments thereto and all related trust documents; (ii) a complete and accurate copy of the most recent annual report (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code, with respect to such Company Benefit Plan; (iii) if such Company Benefit Plan is subject to the minimum funding standards of Section 302 of ERISA, the most recent annual and periodic accounting of such Company Benefit Plan’s assets; (iv) the most recent summary plan description together with the summaries of material modifications thereto, if any, required under ERISA with respect to such Company Benefit Plan; (v) if such Company Benefit Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies of the most recent financial statements thereof; (vi) accurate and complete copies of all Contracts relating to such Company Benefit Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; (vii) all material written materials provided to any Company Associate relating to such Company Benefit Plan and any proposed Company Benefit Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events that would result in any liability to any of the Acquired Corporations or any Company Affiliate; (viii) all material correspondence, if any, to or from any Governmental Body relating to such Company Benefit Plan since April 30, 2006; (ix) all forms and related forms of notices required under COBRA with respect to such Company Benefit Plan; (x) all insurance policies, if any, in the possession of any of the Acquired Corporations or any Company Affiliate pertaining to fiduciary liability insurance covering the fiduciaries for such Company Benefit Plan; (xi) if such Company Benefit Plan is intended to be qualified under Section 401(a) of the Code, the most recent discrimination tests, if any, required under the Code for such Company Benefit Plan; (xii) if such Company Benefit Plan is intended to be qualified under Section 401(a) of the Code, the most recent IRS determination letter (or opinion letter, if applicable) received with respect to such Company Benefit Plan; and (xiii) if such Company Benefit Plan is a Foreign Plan, all Governmental Authorizations received from any foreign Governmental Body with respect to such Company Benefit Plan.
          (n) Each of the Company Benefit Plans has been operated and administered in all material respects in accordance with its terms and with applicable Legal Requirements, including ERISA, the Code, applicable U.S. and non-U.S. securities laws and regulations and applicable foreign Legal Requirements. Each of the Acquired Corporations and Company Affiliates have performed all obligations required to be performed by them under each Company Benefit Plan in all material respects and none of the Acquired Corporations is in material default or violation of the terms of any Company Benefit Plan. To the knowledge of the Company, there has been no material default or violation by any other party with respect to any term of any Company Benefit Plan. Any Company Benefit Plan intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code, and to the knowledge of the Company, there is not and there has never been any event, condition or circumstance that could reasonably be expected to result in disqualification under the Code (or, in the case of a Foreign Plan, the equivalent of disqualification under any applicable foreign Legal Requirement). No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA (other than a transaction exempt under Section 408 of ERISA), has occurred with respect to any Company Benefit Plan. There are no claims or Legal Proceedings pending, or, to the knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits), against any Company Benefit Plan or against the assets of any Company Benefit Plan. To the knowledge of the Company, no breach of fiduciary duty has occurred with respect to which any Acquired Corporation or any of its fiduciaries could reasonably be expected to incur a material liability. Each Company Benefit Plan (other than any Company Benefit Plan to be terminated prior to the Closing in accordance with this Agreement) can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, the Acquired Corporations or any Company Affiliate (other than ordinary administration expenses and benefits payable to participants). No Acquired Corporation has received notice that any Company Benefit Plan is, and, to the knowledge of the Company, no Company Benefit Plan is, under audit or investigation or is subject to any other Legal Proceeding commenced by the IRS, the DOL or any other Governmental Body, nor is any such audit, investigation or other Legal Proceeding pending or, to the knowledge of the Company, threatened. None of the Acquired Corporations nor any Company Affiliate has ever incurred any penalty or tax with respect to any Company Benefit Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. No mortgage, lien, pledge, charge, security interest or other Encumbrance of any kind has been imposed under the Code, ERISA or any foreign Legal Requirement with respect to any Company Benefit Plan or any of the assets of any Company Benefit Plan. All contributions, premiums and expenses to or in respect of each Company Benefit Plan have been paid in full or, to the extent not yet due as of the date of the Unaudited Interim Balance Sheet, have been adequately accrued in accordance with GAAP on the Unaudited Interim Balance Sheet.
          (o) None of the Acquired Corporations nor any Company Affiliate has ever maintained, established, sponsored, participated in, or contributed to any: (i) Company Benefit Plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code; (ii) “multiemployer plan” within the meaning of Section 3(37) of ERISA; (iii) “multiple employer plan” (within the meaning of Section 413(c) of the Code); or (iv) Company Benefit Plan in which stock of any of the Acquired Corporations or any Company Affiliate is or was held as a “plan asset” within the meaning of DOL Regulations Section 2510.3-101. The Company has no Foreign Plans.
          (p) No Company Benefit Plan provides (except at no cost to the Acquired Corporations or any Company Affiliate), or reflects or represents any liability of any of the Acquired Corporations or any Company Affiliate to provide, retiree life insurance, retiree health benefits or other retiree employee welfare benefits to any Person for any reason, except as may be required by COBRA or other applicable Legal Requirements. Other than commitments made that involve no future costs to any of the Acquired Corporations or any Company Affiliate, no Acquired Corporations nor any Company Affiliate has ever represented, promised or contracted (whether in oral or written form) to any Company Associate (either individually or as a part of a group of Company Associates) or any other Person that such Company Associate or other person would be provided with retiree life insurance, retiree health benefit or other retiree employee welfare benefits, except to the extent required by applicable Legal Requirements.

          (q) Except as set forth in Part 2.17(p) of the Disclosure Schedule, neither the execution of this Agreement nor the consummation of any of the Contemplated Transactions (either alone or in combination with another event, whether contingent or otherwise) will (i) result in any bonus, severance or other payment or obligation to any Company Associate (whether or not under any Company Benefit Plan or Company Benefit Agreement); (ii) materially increase the benefits payable or provided to, or result in a forgiveness of any indebtedness of, any Company Associate; (iii) accelerate the vesting, funding or time of payment of any compensation, equity award or other similar benefit; (iv) result in any “parachute payment” under Section 280G of the Code (whether or not such payment is considered to be reasonable compensation for services rendered); or (v) cause any compensation to fail to be deductible under Section 162(m) of the Code or any other provision of the Code or any similar foreign Legal Requirement. Without limiting the generality of the foregoing (and except as set forth in Part 2.17(p) of the Disclosure Schedule), the consummation of the Contemplated Transactions will not result in the acceleration of vesting of any unvested Company Equity Awards.
          (r) Except as set forth in Part 2.17(q) of the Disclosure Schedule, each of the Acquired Corporations and Company Affiliates: (i) is, and at all times has been, in compliance in all material respects with all applicable Legal Requirements respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Company Associates, including the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of HIPAA and any similar provisions of state Legal Requirement; (ii) has withheld and reported all amounts required by any Legal Requirement or Contract to be withheld and reported with respect to wages, salaries and other payments to any Company Associate; (iii) has no liability for any arrears of wages or any Taxes or any penalty for failure to comply with the Legal Requirements applicable to any of the foregoing; and (iv) has no liability for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits, social security or other benefits or obligations for any Company Associate (other than routine payments to be made in the normal course of business and consistent with past practice). Except as set forth in Part 2.17(q) of the Disclosure Schedule, since April 30, 2006, none of the Acquired Corporations has effectuated a “plant closing,” partial “plant closing,” “mass layoff,” “relocation” or “termination” (each as defined in the Worker Adjustment and Retraining Notification Act (the “WARN Act”) or any similar Legal Requirement) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any of the Acquired Corporations.
          (s) To the knowledge of the Company, no Company Associate is obligated under any Contract or subject to any judgment, decree, or order of any court or other Governmental Body that would interfere with such Person’s efforts to promote the interests of the Acquired Corporations or that would interfere with the businesses of the Acquired Corporations or any Company Affiliate. Neither the execution nor the delivery of this Agreement, nor the carrying on of the business of the Acquired Corporations or any Company Affiliate as presently conducted nor any activity of such Company Associate in connection with the carrying on of the business of the Acquired Corporations or any Company Affiliate as presently conducted will, to the knowledge of the Company, conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default under, any Contract under which any of such Company Associates is now bound.
          (t) Each Company Benefit Plan or Company Benefit Agreement that is subject to Section 409A of the Code has been operated and administered in compliance with Section 409A of the Code.
     2.18 Environmental Matters.
          (a) Each of the Acquired Corporations: (i) is and has been in compliance in all material respects with, and has not been and is not in material violation of or subject to any material liability under, any applicable Environmental Requirements; and (ii) possesses all permits and other Environmental Authorizations, and is in compliance with the terms and conditions thereof in all material respects.
          (b) Except as set forth in Part 2.18(b) of the Disclosure Schedules, none of the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, Company Associate or otherwise, that alleges that any of the Acquired Corporations is not or might not be in material compliance with any Environmental Requirement or Environmental Authorization, and, to the knowledge of the Company, there are no circumstances that may prevent or interfere with the compliance by any of the Acquired Corporations with any Environmental Requirement or Environmental Authorization in the future.
          (c) Except as set forth in Part 2.18(c) of the Disclosure Schedules, all property that is owned by, leased to, controlled by or used by any of the Acquired Corporations or was previously owned by, controlled by or used by any of the Acquired Corporations, and all surface water, groundwater and soil associated with or adjacent to such property, with respect to property currently owned by, leased to, controlled by or used by any of the Acquired Corporations is free of any Materials of Environmental Concern or material environmental contamination of any nature, or with respect to property previously owned by, controlled by or used by any of the Acquired Corporations, was free of any Materials of Environmental Concern or material environmental contamination of any nature during the period such property was owned by, controlled by or used by any of the Acquired Corporations. Except as set forth in Part 2.18(c) of the Disclosure Schedules, none of the property that is currently owned by, leased to, controlled by or used by any of the Acquired Corporations contains any friable asbestos requiring removal or repair, equipment using Polychlorinated Biphenyls (except equipment owned by the local utility provider) or underground injection wells, or with respect to property previously owned by, controlled by or used by any of the Acquired corporations, did contain any underground injection wells during the period such property was owned by, controlled by or used by any of the Acquired Corporations, except as set forth in Part 2.18(c) of the Disclosure Schedules. None of the property that is currently owned by, leased to, controlled by or used by any of the Acquired Corporations contains any septic tanks in which process wastewater or any Materials of Environmental Concern have been Released, or with respect to property previously owned by, controlled by or used by any of the Acquired corporations, did contain septic tanks in which process wastewater or any Materials of Environmental Concern had been Released during the period such property was owned or controlled by or used by any of the Acquired Corporations, except as set forth in Part 2.18(c) of the Disclosure Schedules.
          (d) No Acquired Corporation has ever Released any Materials of Environmental Concern except in compliance in all material respects with all applicable Environmental Requirements, except as set forth in Part 2.18(e) of the Disclosure Schedule.
          (e) Except as set forth in Part 2.18(e) of the Disclosure Schedule, no Acquired Corporation has ever sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Requirement: (i) has been placed on the “National Priorities List” of hazardous waste sites or any similar state list; (ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity; or (iii) is subject to a Legal Requirement to take “removal” or “remedial” action as detailed in any applicable Environmental Requirement or to make payment for the cost of cleaning up any site.
     2.19 Insurance.
          (a) The Company has delivered to Parent accurate and complete copies of all material insurance policies and all material self insurance programs and arrangements relating to the business, assets, liabilities and operations of the Acquired Corporations. Part 2.19(a)(i) of the Disclosure Schedule lists each of the Company’s currently in effect insurance policies. Each of such insurance policies is in full force and effect. Except as set forth in Part 2.19(a)(ii) of the Disclosure Schedule, since April 30, 2008, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any insurance policy; (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy; or (iii) material adjustment in the amount of the premiums payable with respect to any insurance policy. Except as set forth in Part 2.19(a)(iii) of the Disclosure Schedule, there is no pending workers’ compensation or other claim under or based upon any insurance policy of any of the Acquired Corporations. All information provided to insurance carriers (in applications and otherwise) on behalf of each of the Acquired Corporations is accurate and complete in all respects. Except as set forth in Part 2.19(a)(iv) of the Disclosure Schedule, the Company has provided timely written notice to the appropriate insurance carrier(s) of each Legal Proceeding pending or threatened against any of the Acquired Corporations, and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such Legal Proceeding, or informed any of the Acquired Corporations of its intent to do so.
          (b) Part 2.19(a)(i) of the Disclosure Schedule lists the Company’s current policies (primary and excess) for directors’ and officers’ liability insurance (the “Existing D&O Policies”). The Company has delivered to Parent accurate and complete copies of the most recent directors’ and officers’ liability insurance policies issued to the Company.
     2.20 Transactions with Affiliates. Except for indemnification, compensation, and employment arrangements between an Acquired Corporation, on the one hand, and any director or officer thereof, on the other hand, there are (and since April 30, 2008 there have been) no transactions, agreements, arrangements or understandings between any Acquired Corporation, on the one hand, and any Affiliate (including any director or officer) thereof, but not including any wholly-owned Subsidiary of the Company, on the other hand, that would be (or have been) required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of shareholders, except as set forth in Part 2.20 of the Disclosure Schedule. Part 2.20 of the Disclosure Schedule sets forth all such transactions, agreements, arrangements or understandings between any Acquired Corporation, on the one hand, and any Affiliate, including, without limitation, an accurate and complete list as of the date of this Agreement of all loans and advances made by any Acquired Corporation to any Affiliate who is an employee, director, consultant or independent contractor, other than routine advances made to employees in the ordinary course of business.
     2.21 Legal Proceedings; Orders.
          (a) Except as set forth in Part 2.21(a) of the Disclosure Schedule, there is no pending Legal Proceeding, and (to the knowledge of the Company) no Person has threatened to commence any Legal Proceeding: (i) that involves any of the Acquired Corporations, any Company Associate (in his or her capacity as such) or any of the assets owned or used by any of the Acquired Corporations; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other Contemplated Transactions. To the knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to give rise to or serve as a basis for the commencement of any such Legal Proceeding. The Legal Proceedings identified in Part 2.21(a) of the Disclosure Schedule have not had and, if decided adversely to any Acquired Corporation, could not reasonably be expected to have or result in a Company Material Adverse Effect.
          (b) There is no order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject. To the knowledge of the Company, no officer or other key employee of any of the Acquired Corporations is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquired Corporations.
     2.22 Authority; Binding Nature of Agreement. The Company has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement. The board of directors of the Company (at a meeting duly called and held) has: (a) unanimously determined that the Merger is advisable and fair to and in the best interests of the Company and its shareholders; (b) unanimously authorized and approved the execution, delivery and performance of this Agreement by the Company and unanimously approved the Merger; (c) unanimously recommended the adoption and approval of this Agreement by the holders of Company Common Stock and directed that this Agreement and the Merger be submitted for consideration by the Company’s shareholders at the Company Shareholders’ Meeting; and (d) to the extent necessary, unanimously adopted a resolution having the effect of causing the Company not to be subject to any state takeover law or similar Legal Requirement that might otherwise apply to the Merger or any of the other Contemplated Transactions. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, assuming the due authorization, execution and delivery of this Agreement by the Parent and Merger Sub, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Prior to the execution of the Voting Agreements, the Board of Directors of the Company approved the Voting Agreements and the transactions contemplated thereby.
     2.23 Inapplicability of Anti-takeover Statutes. The board of directors of the Company has not taken and will not take any action to cause the restrictions applicable to business combinations contained in Sections 14-2-1110 et seq and Sections 14-2-1131 et seq of the GBCC to be applicable to the execution, delivery and performance of this Agreement and the Voting Agreements and to the consummation of the Merger and the other Contemplated Transactions. Neither such Sections of the GBCC nor any other state takeover statute or similar Legal Requirement applies or purports to apply to the Merger, this Agreement, the Voting Agreements or any of the other Contemplated Transactions.
     2.24 Proxy Statement. The Proxy Statement will, when filed with the SEC, comply as to form in all material respects with the applicable requirements of the Exchange Act and all other applicable Legal Requirements (including Section 14-2-1320 of the GBCC). The Proxy Statement will not contain or incorporate by reference any statement which, at the time the Proxy Statement is filed with the SEC, at the time the Proxy Statement is first sent to the shareholders of the Company or at the time of the Company Shareholders’ Meeting, and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading; provided, however, that no representation or warranty is made by the Company with respect to information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement.
     2.25 No Discussions. None of the Acquired Corporations, and no Representative of any of the Acquired Corporations, is engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Acquisition Proposal.
     2.26 Vote Required. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Shareholders’ Meeting and entitled to vote (the “Required Shareholder Vote”) is the only vote of the holders of any class or series of the Company’s capital stock necessary to adopt or approve this Agreement and approve the Merger or the other Contemplated Transactions.
     2.27 Non-Contravention; Consents. Except as set forth in Part 2.27 of the Disclosure Schedule, neither (x) the execution, delivery or performance of this Agreement, nor (y) the consummation of the Merger or any of the other Contemplated Transactions, will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of (i) any of the provisions of the articles of incorporation, bylaws or other charter or other organizational documents of any of the Acquired Corporations, or (ii) any resolution adopted by the shareholders, the board of directors or any committee of the board of directors of any of the Acquired Corporations;
          (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Merger or any of the other Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject;
          (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Acquired Corporations or that otherwise relates to the business of any of the Acquired Corporations or to any of the assets owned or used by any of the Acquired Corporations;
          (d) (A) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Material Contract, (B) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any other Contract that could reasonably be expected to, individually or in the aggregate, result in a Company Material Adverse Effect, or (C) give any Person the right to: (i) declare a default or exercise any remedy under any Material Contract; (ii) a rebate, chargeback, penalty or change in delivery schedule under any such Material Contract; (iii) accelerate the maturity or performance of any Material Contract; or (iv) cancel, terminate or modify any term of any Material Contract;
          (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Acquired Corporations (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations); or
          (f) result in, or increase the likelihood of, the disclosure or delivery to any escrowholder or other Person of any Company Source Code, or the transfer of any material asset of any of the Acquired Corporations to any Person.
     Except as may be required by the Exchange Act, the GBCC and the NASDAQ Global Market listing requirements, none of the Acquired Corporations was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement, or (y) the consummation of the Merger or any of the other Contemplated Transactions.
     2.28 Fairness Opinion. The Special Committee and the board of directors of the Company has received the written opinion of Ladenburg Thalmann & Co., Inc., financial advisor to the Company (the “Financial Advisor”), dated the date of this Agreement, to the effect that the merger consideration payable hereunder is fair, from a financial point of view, to the shareholders of the Company. The Company has furnished an accurate and complete copy of said written opinion to Parent. All information provided on behalf of the Company to the Financial Advisor and considered by the Financial Advisor in preparing its fairness opinion is accurate and complete in all material respects.
     2.29 Financial Advisor. Except for the Financial Advisor and Nash Equity Capital, no broker, finder or investment banker is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Merger or any of the other Contemplated Transactions based upon arrangements made by or on behalf of any of the Acquired Corporations. The Company has furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of the Financial Advisor and Nash Equity Capital.
Section 3. Representations and Warranties of Parent and Merger Sub
     Parent and Merger Sub represent and warrant to the Company as follows:
     3.1 Due Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia.
     3.2 Corporate Power; Enforceability. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its covenants and obligations hereunder and to consummate the Contemplated Transactions. The execution and delivery by Parent and Merger Sub of this Agreement, the performance by Parent and Merger Sub of their respective covenants and obligations hereunder and the consummation by Parent and Merger Sub of the Contemplated Transactions have been duly authorized by all necessary corporate or other action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally.
     3.3 Non-Contravention. The execution and delivery by Parent and Merger Sub of this Agreement, the performance by Parent and Merger Sub of their respective covenants and obligations hereunder and the consummation by Parent and Merger Sub of the Contemplated Transactions do not and will not violate or conflict with any provision of the certificates of incorporation or bylaws or other constituent documents of Parent or Merger Sub.
     3.4 Governmental Approvals. No Governmental Authorization is required on the part of Parent or Merger Sub in connection with the execution and delivery by Parent and Merger Sub of this Agreement, the performance by Parent and Merger Sub of their respective covenants and obligations hereunder or the consummation by Parent and Merger Sub of the Contemplated

Transactions, except such filings and approvals as may be required by any federal or state securities laws, including compliance with any applicable requirements of the Exchange Act.
     3.5 Disclosure. The information supplied by or on behalf of Parent or Merger Sub for inclusion in the Proxy Statement will not contain any statement which, at the time the Proxy Statement is filed with the SEC, at the time the Proxy Statement is first sent to the shareholders of the Company or at the time of the Company Shareholders’ Meeting, and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading.
     3.6 Absence of Litigation. No Legal Proceeding is pending or, to the knowledge of Parent, threatened that seeks to prevent the consummation of the transactions contemplated hereby or that would have a material adverse effect on the ability of Parent or Merger Sub to enter into this Agreement and consummate the Merger and other transactions contemplated hereby.
     3.7 Ability to Pay Purchase Price. Parent has sufficient cash funds on hand and available through existing liquidity facilities to pay the total consideration payable pursuant to Section 1.5 and 5.4, and will continue to have sufficient liquid cash funds to pay such consideration when such funds are paid or deposited with the Paying Agent.
     3.8 Parent Brokerage Fees. Parent shall pay any brokerage or finder’s fee of any Person acting on behalf of Parent or Acquisition Sub in connection with the transactions contemplated by this Agreement.
Section 4. Certain Covenants of the Company
     4.1 Access and Investigation. Subject to the Confidentiality Agreement, during the period commencing on the date of this Agreement and ending at the Effective Time (the “Pre-Closing Period”), the Company shall, and shall cause the respective Representatives of the Acquired Corporations to: (a) provide Parent and Parent’s Representatives with reasonable access to the Acquired Corporations’ Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations; (b) provide Parent and Parent’s Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and information regarding the Acquired Corporations, as Parent may reasonably request; (c) permit Parent’s officers and other employees to meet, upon reasonable notice and during normal business hours, with the chief financial officer and other officers and managers of the Company responsible for the Company’s financial statements and the internal controls of the Acquired Corporations to discuss such matters as Parent may deem necessary or appropriate; and (d) provide Parent and Parent’s Representatives with reasonable access to the Gold Property in order to permit Parent to cause, at Parent’s expense, an appraiser to conduct a valuation of the Gold

Property. Without limiting the generality of any of the foregoing, during the Pre-Closing Period, the Company shall promptly provide Parent with copies of:
               (i) such unaudited financial monthly financial reports as the Company may customarily prepare, which shall be delivered by the Company to Parent promptly after the Company shall have completed them;
               (ii) all material operating and financial reports prepared by the Acquired Corporations for the Company’s senior management, including sales forecasts, marketing plans, development plans, discount reports, write-off reports, hiring reports and capital expenditure reports prepared for the Company’s senior management;
               (iii) any written materials or communications sent by or on behalf of the Company to its shareholders;
               (iv) any material notice, document or other communication sent by or on behalf of any of the Acquired Corporations to any party to any Material Contract or sent to any of the Acquired Corporations by any party to any Material Contract (other than any communication that relates solely to routine commercial transactions between an Acquired Corporation and the other party to any such Material Contract and that is of the type sent in the ordinary course of business and consistent with past practices);
               (v) any notice, report or other document filed with or otherwise furnished, submitted or sent to any Governmental Body on behalf of any of the Acquired Corporations in connection with the Merger or any of the other Contemplated Transactions;
               (vi) any non-privileged notice, document or other communication sent by or on behalf of, or sent to, any of the Acquired Corporations relating to any pending or threatened Legal Proceeding involving or affecting any of the Acquired Corporations; and
               (vii) any material notice, report or other document received by any of the Acquired Corporations from any Governmental Body.
     4.2 Operation of the Company’s Business.
          (a) During the Pre-Closing Period (except as expressly required by this Agreement or with the prior written consent of Parent, which shall not be unreasonably withheld with respect to the action required by clause “(iv)”): (i) the Company shall cause each of the Acquired Corporations to conduct its business and operations: (A) in the ordinary course and in accordance with past practices; and (B) in compliance with all applicable Legal Requirements and the requirements of all Company Contracts that constitute Material Contracts; (ii) the Company shall use reasonable efforts to cause each of the Acquired Corporations to preserve intact their current business organization; (iii) the Company shall use reasonable efforts to cause each of the Acquired Corporations to keep available the services of its current officers and other employees and maintain their relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having material business relationships with the respective Acquired Corporations; (iv) the Company shall keep in full force all insurance policies referred to in Section 2.19 (other than any such policies that are immediately replaced with substantially similar policies); (v) the Company shall cause to be provided all notices, assurances and support required by any Company Contract relating to any Intellectual Property or Intellectual Property Right in order to ensure that no condition under such Company Contract occurs that could result in, or could increase the likelihood of: (A) any transfer or disclosure by any Acquired Corporation of any Company Source Code; or (B) a release from any escrow of any Company Source Code that has been deposited or is required to be deposited in escrow under the terms of such Company Contract; (vi) the Company shall promptly notify Parent of: (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with any of the Contemplated Transactions; and (B) any Legal Proceeding against, relating to, involving or otherwise affecting any of the Acquired Corporations that is commenced, or, to the knowledge of the Company, threatened against, any of the Acquired Corporations; and (vii) the Company shall (to the extent requested by Parent) cause its officers and the officers of its Subsidiaries to report regularly to Parent concerning the status of the Company’s business.
          (b) During the Pre-Closing Period, the Company shall not (without the prior written consent of Parent, which shall not be unreasonably withheld with respect to those actions prohibited by clauses “(vi),” “(vii)”, “(xi)(B)”, “(xi)(C)”, “(xi)(D)”, “(xiii)”, “(xiv)”, “(xv)”, “(xvi)”, “(xvii)” and “(xix)”), and shall not (without the prior written consent of Parent, which shall not be unreasonably withheld) permit any of the other Acquired Corporations to (except as expressly contemplated by this Agreement or as set forth in Part 4.2(b) of the Disclosure Schedule):
               (i) amend its articles of incorporation or bylaws or comparable organizational documents or create any new Subsidiaries;
               (ii) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any security of any Acquired Corporation, except for the issuance and sale of shares of Company Common Stock pursuant to Company Equity Awards outstanding as of the date of this Agreement upon the exercise or vesting thereof, as applicable;
               (iii) directly or indirectly acquire, repurchase or redeem any security of any Acquired Corporation, except in connection with Tax withholdings and exercise price settlements upon the exercise of Company Options or stock appreciation rights;
               (iv) (A) split, combine, subdivide or reclassify any shares of capital stock, or (B) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock, except for the Company’s customary quarterly cash dividend of $0.01 per share and cash dividends made by any direct or indirect wholly-owned Subsidiary of the Company to the Company or one of its wholly-owned Subsidiaries;

               (v) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of any Acquired Corporation, except for the Contemplated Transactions;
               (vi) (A) redeem, repurchase, prepay, defease, cancel, incur, create, assume or otherwise acquire or modify in any material respect any long-term or short-term debt for borrowed monies or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities of any Acquired Corporation or enter into any agreement having the economic effect of any of the foregoing; (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except with respect to obligations of direct or indirect wholly-owned Subsidiaries of the Company; (C) make any loans, advances or capital contributions to or investments in any other Person (other than the Company or any direct or indirect wholly-owned Subsidiaries), except for travel advances in the ordinary course of business consistent with past practice to employees of the Acquired Corporations and ordinary course advances not exceeding $2,500 at any time outstanding per employee; or (D) mortgage or pledge any asset owned or used by any Acquired Corporation, or create or suffer to exist any Encumbrance thereupon, other than Permitted Encumbrances and Encumbrances existing on the date of this Agreement;
               (vii) except as may be required by applicable Legal Requirements or the terms of any Company Benefit Plan or Company Benefit Agreement as in effect on the date of this Agreement or as expressly provided for by this Agreement (including, without limitation, Section 5.4 of this Agreement), (A) enter into, adopt, amend (including acceleration of vesting), modify or terminate any bonus, profit sharing, incentive, compensation, severance, retention, termination, option, appreciation right, performance unit, stock equivalent, share purchase agreement, pension, retirement, deferred compensation, employment, severance, change in control, pension, retirement, collective bargaining or other employee benefit agreement, trust, plan, fund or other arrangement for the compensation, benefit or welfare of any director, officer or employee in any manner (other than as expressly permitted below), (B) increase the compensation payable or to become payable of any director, officer or employee, pay or agree to pay any special bonus or special remuneration to any director, officer or employee, or pay or agree to pay any benefit not required by any plan or arrangement as in effect as of the date hereof, except in the ordinary course of business consistent with past practice with respect to any employee who is not a director or executive officer, except in any such case (1) in connection with the hiring of new employees who are not directors or executive officers in the ordinary course of business consistent with past practice, and (2) in connection with the promotion of employees who are not directors or executive officers (and who will not be directors or executive officers after such promotion) in the ordinary course of business consistent with past practice, (C) hire any employee, (D) grant or pay any severance or termination pay to (or amend any such existing arrangement with) any current or former director, officer, employee or independent contractor of any Acquired Corporation, (E) increase benefits payable under any existing severance or termination pay policies or employment agreements, (F) amend, modify or terminate any existing Company Benefit Plan or Company Benefit Agreement in any manner that would increase the Liability of any Acquired Corporation, or (G) accelerate the vesting or payment of, or fund or in any other way secure the payment, compensation or benefits under, any Company Benefit Plan or Company Benefit Agreement to the extent not required by the terms of this Agreement or such Company Benefit Plan or Company Benefit Agreement as in effect on the date of this Agreement;
               (viii) commence any Legal Proceeding or settle any pending or threatened Legal Proceeding;
               (ix) except as may be required as a result of a change in applicable Legal Requirements or in GAAP, make any material change in any of the accounting methods, principles or practices used by it or change an annual accounting period;
               (x) (A) make or change any material Tax election, (B) settle or compromise any material federal, state, local or foreign income Tax liability, (C) consent to any extension or waiver of any limitation period with respect to any claim or assessment for material Taxes, (D) change any annual Tax accounting period or method of Tax accounting, (E) file any materially amended Tax Return, (F) enter into any closing agreement with respect to any Tax or (G) surrender any right to claim a material Tax refund;
               (xi) (A) acquire (by merger, consolidation or acquisition of stock or assets or otherwise) any other Entity or any material equity interest therein, (B) sell or otherwise dispose of, lease or license any properties or assets of any Acquired Corporation (other than the licensing of Software in the ordinary course of business and consistent with past practices and in connection with ordinary course product sales), which are material to the Acquired Corporations, taken as a whole, (C) acquire, lease or license any material right or other asset from any Person, other than Commercial Off The Shelf Software, or (D) waive or relinquish any material right;
               (xii) make any expenditures (including capital expenditures) that deviate from the spreadsheet set forth in Schedule 4.2(b)(xii) in excess of $10,000 with respect to any particular line item of the spreadsheet; provided, however, that in no event shall the aggregate expenditures (including capital expenditures) exceed the aggregate expenditures (including capital expenditures) permissible pursuant to Schedule 4.2(b)(xii) (for the entire Pre-Closing Period) by more than $2,000,000.
               (xiii) make any changes or modifications to any investment or risk management policy or other similar policies (including with respect to hedging), any cash management policy or any material changes or modifications to any method of doing business except for changes to product prices;
               (xiv) permit any insurance policy naming any Acquired Corporation as a beneficiary or a loss payable payee to lapse, be canceled or expire unless a new policy with substantially identical coverage is in effect as of the date of lapse, cancellation or expiration;
               (xv) enter into (or permit any assets owned, leased or licensed by any Acquired Corporation to become bound by), or amend in any material respect, terminate or fail to renew, any (w) Material Contract, or any other Contract that would have been a Material Contract had it not been amended, terminated or not renewed, (x) Energy Contract with projected revenues in excess of $10,000, or (y) any Contract pursuant to which the Company licenses or grants any interest in any Company IP that deviates in any material respect from the corresponding standard form agreement provided to Parent as of the date of this Agreement;
               (xvi) modify any of its product return policies, product maintenance polices, service policies, product modification or upgrade policies, personnel policies or other business or investment policies, in any material respect;
               (xvii) enter into any material transaction with any of its Affiliates (other than an Acquired Corporation) other than pursuant to written arrangements in effect on the date of this Agreement and excluding any employment, compensation or similar arrangements otherwise expressly permitted pursuant to this Section 4.2(b);
               (xviii) abandon or permit to lapse any right to any material patent or patent application;
               (xix) enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices;
               (xx) take any action that is intended or is reasonably likely to result in (A) any of the representations or warranties of the Company set forth in this Agreement being or becoming untrue in any respect at any time prior to the Effective Time in any manner that would reasonably be likely to cause the conditions set forth in Section 6 not to be satisfied in any respect or (B) a violation of any provision of this Agreement; or
               (xxi) agree or commit to take any of the actions described in clauses “(i)” through “(xx)” of this Section 4.2(b) (without the prior written consent of Parent, which shall not be unreasonably withheld with respect to agreements or commitments to take those actions prohibited by clauses “(vi),” “(vii)”, “(xi)(B)”, “(xi)(C)”, “(xi)(D)”, “(xiii)”, “(xiv)”, “(xv)”, “(xvi)”, “(xvii)” and “(xix)”).
          (c) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of: (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Company in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement if: (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance; or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of the Company; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely or that has had or could reasonably be expected to have or result in a Company Material Adverse Effect. Without limiting the generality of the foregoing, the Company shall promptly advise Parent in writing of any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to any of the Acquired Corporations. No notification given to

Parent pursuant to this Section 4.2(c) or any information or knowledge obtained pursuant to Section 4.1 shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement or any of the remedies available to Parent under this Agreement.
          (d) During the Pre-Closing Period, the Company shall promptly notify Parent in writing if the Company has the right to exercise any right or option to repurchase shares of its capital stock from any Company Associate or other Person upon termination of such Person’s service to any of the Acquired Corporations, except for any right to accept or withhold shares as payment of the exercise price or tax withholdings in connection with the exercise or vesting of any Company Equity Award. The Company shall not exercise any such repurchase right except to the extent directed by Parent in writing.
     4.3 No Solicitation.
          (a) The Company shall not (and shall not resolve or publicly propose to) directly or indirectly, and shall ensure that the other Acquired Corporations and each Person that is a Representative of any of the Acquired Corporations do not (and do not resolve or publicly propose to) directly or indirectly: (i) solicit, initiate, encourage, assist, induce or facilitate the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry (including by approving any transaction, or approving any Person becoming an “interested shareholder,” for purposes of Section 14-2-1131 et seq of the GBCC) or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (ii) furnish or otherwise provide access to any information regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; or (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry; provided, that nothing contained in this Section 4.3 or any other provision hereof shall prohibit the Company, the Special Committee or the Company’s board of directors from taking and disclosing to the Company’s shareholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act.
          (b) Notwithstanding anything to the contrary contained in this Agreement, prior to the adoption of this Agreement by the Required Shareholder Vote, the Company may furnish non-public information regarding the Acquired Corporations to, and may enter into discussions or negotiations with, any Person in response to an unsolicited, bona fide, written Acquisition Proposal that is submitted to the Company by such Person (and not withdrawn) if: (i) neither any Acquired Corporation nor any Representative of any Acquired Corporation shall have breached or taken any action inconsistent with any of the provisions set forth in this Section 4.3 or in Section 5.2, the Confidentiality Agreement or any “standstill” or similar agreement or provision under which any Acquired Corporation has any rights; (ii) there shall have been no material breach of any Voting Agreement; (iii) the Special Committee or the board of directors of the Company reasonably determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation (which may be the Financial Advisor) and the Company’s outside legal counsel, that such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Offer; (iv) the Special Committee or the

board of directors of the Company reasonably determines in good faith, after having taken into account the advice of the Company’s outside legal counsel, that such action is required in order for the board of directors of the Company to comply with its fiduciary obligations to the Company’s shareholders under applicable Georgia law; (v) at least two Business Days prior to furnishing any such non-public information to, or entering into discussions or negotiations with, such Person, the Company (A) gives Parent written notice of the identity of such Person and of the Company’s intention to furnish non-public information to, or enter into discussions or negotiations with, such Person, and (B) receives from such Person, and delivers to Parent a copy of, an executed confidentiality agreement containing (1) customary limitations on the use and disclosure of all non-public written and oral information furnished to such Person by or on behalf of the Acquired Corporations; and (2) other provisions no less favorable to the Company than the provisions of the Confidentiality Agreement as in effect immediately prior to the execution of this Agreement; and (vi) at least 24 hours prior to furnishing any non-public information to such Person, the Company furnishes such non-public information to Parent (to the extent such non-public information has not been previously furnished by the Company to Parent).
          (c) If the Company, any other Acquired Corporation or any Representative of any Acquired Corporation receives an Acquisition Proposal or Acquisition Inquiry or any request for non-public information at any time during the Pre-Closing Period, then the Company shall promptly (and in no event later than 24 hours after receipt of such Acquisition Proposal, Acquisition Inquiry or request) (i) advise Parent in writing of such Acquisition Proposal, Acquisition Inquiry or request (including the identity of the Person making or submitting such Acquisition Proposal, Acquisition Inquiry or request and the material terms and conditions thereof) and (ii) provide Parent with copies of all documents and communications received by any Acquired Corporation or any Representative of any Acquired Corporation setting forth the terms and conditions of, or otherwise relating to, such Acquisition Proposal, Acquisition Inquiry or request. The Company shall keep Parent fully informed with respect to the status of any such Acquisition Proposal, Acquisition Inquiry or request and any modification or proposed modification thereto, and shall promptly (and in no event later than 24 hours after transmittal or receipt of any correspondence or communication) provide Parent with a copy of any correspondence or communication between or otherwise involving (A) any Acquired Corporation or any Representative of any Acquired Corporation and (B) the Person that made or submitted such Acquisition Proposal, Acquisition Inquiry or request or any Representative of such Person.
          (d) The Company shall, and shall ensure that the other Acquired Corporations and each Person that is a Representative of any of the Acquired Corporations, immediately cease and cause to be terminated any existing solicitation of, or discussions or negotiations with, any Person relating to any Acquisition Proposal or Acquisition Inquiry.
          (e) The Company (i) agrees that it will not, and shall ensure that each other Acquired Corporation will not release or permit the release of any Person from, or amend, waive or permit the amendment or waiver of any provision of, any confidentiality, non-solicitation, no-hire, “standstill” or similar agreement or provision to which any of the Acquired Corporations is or becomes a party or under which any of the Acquired Corporations has or acquires any rights (including the “standstill” provision contained in any confidentiality agreement entered into by the Company pursuant to clause “(v)(B)” of Section 4.3(b)), and (ii) will use its best efforts to enforce or cause to be enforced each such agreement or provision at the request of Parent.
          (f) Promptly after the date of this Agreement, the Company shall request each Person that has executed a confidentiality or similar agreement in connection with such Person’s consideration of a possible Acquisition Proposal or investment in any Acquired Corporation to return or destroy all confidential information previously furnished to such Person by or on behalf of any of the Acquired Corporations.
          (g) The Company acknowledges and agrees that any action inconsistent in any material respect with any provision set forth in this Section 4.3 or Section 5.2 that is taken by any Representative of any of the Acquired Corporations, whether or not such Representative is purporting to act on behalf of any of the Acquired Corporations, shall be deemed to constitute a breach of such provision by the Company.
Section 5. Additional Covenants of the Parties
     5.1 Proxy Statement. As promptly as practicable (but no later than 15 Business Days) after the date of this Agreement, the Company shall prepare and cause to be filed with the SEC the Proxy Statement. The Company shall consult with Parent and provide Parent and its counsel a reasonable opportunity to review and comment on the Proxy Statement and any amendments or supplements thereto (and to review and comment on any comments of the SEC or its staff on the Proxy Statement or any amendments or supplements thereto), and shall reasonably consider all comments made by Parent, prior to the filing thereof. The Company shall cause the Proxy Statement to comply in all material respects with all applicable rules and regulations of the SEC and all other applicable Legal Requirements. The Company shall promptly provide Parent and its legal counsel with a copy or a description of any comments received by the Company or its legal counsel from the SEC or its staff with respect to the Proxy Statement or any amendment or supplement thereto, and shall respond promptly to any such comments. The Company shall cause the Proxy Statement to be mailed to the Company’s shareholders as promptly as practicable after the earlier of (i) receiving notification that the SEC or its staff is not reviewing the Proxy Statement or (ii) the conclusion of any SEC or staff review of the Proxy Statement. If any event relating to any of the Acquired Corporations occurs, or if the Company becomes aware of any information, that should be disclosed in an amendment or supplement to the Proxy Statement, then the Company shall promptly inform Parent thereof and shall promptly file such amendment or supplement with the SEC and, if appropriate, mail such amendment or supplement to the shareholders of the Company. If any event relating to Parent occurs, or if the Company becomes aware of any information, that should be disclosed in an amendment or supplement to the Proxy Statement, then Parent shall promptly inform the Company thereof and the Company shall promptly file such amendment or supplement with the SEC and, if appropriate, mail such amendment or supplement to the shareholders of Parent.
     5.2 Company Shareholders’ Meeting.
          (a) The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of the holders of Company Common

Stock to vote on the adoption and approval of this Agreement (the “Company Shareholders’ Meeting”). The Company Shareholders’ Meeting shall be held (on a date selected by the Company in consultation with Parent) as promptly as practicable after the commencement of the mailing of the Proxy Statement to the Company’s shareholders. The Company shall ensure that all proxies solicited in connection with the Company Shareholders’ Meeting are solicited in compliance with all applicable Legal Requirements.
          (b) Subject to Section 5.2(d): the Proxy Statement shall include a statement to the effect that the Special Committee and the board of directors of the Company (i) has unanimously authorized and approved the execution, delivery and performance of this Agreement by the Company; (ii) has unanimously directed that this Agreement be submitted for approval by the Company’s shareholders at the Company Shareholders’ Meeting; and (iii) unanimously recommends that the Company’s shareholders approve this Agreement (the “Company Board Recommendation”). The Proxy Statement shall include the opinion of the Financial Advisor referred to in Section 2.29.
          (c) Except as provided in Section 5.2(d), neither the board of directors of the Company nor any committee thereof shall: (i) withdraw or modify in a manner adverse to Parent or Merger Sub, or permit the withdrawal or modification in a manner adverse to Parent or Merger Sub of, the Company Board Recommendation (it being understood and agreed that the Company Board Recommendation shall be deemed to have been modified by the board of directors of the Company in a manner adverse to Parent and Merger Sub if the Company Board Recommendation shall no longer be unanimous); (ii) recommend the approval, acceptance or adoption of, or approve, endorse, accept or adopt, any Acquisition Proposal; (iii) approve or recommend, or cause or permit any Acquired Corporation to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar document or Contract constituting or relating directly or indirectly to, or that contemplates or is intended or could reasonably be expected to result directly or indirectly in, an Acquisition Transaction, other than a confidentiality agreement referred to in clause “(v)(B)” of Section 4.3(b); or (iv) resolve, agree or publicly propose to, or permit any Acquired Corporation or any Representative of any Acquired Corporation to agree or publicly propose to, take any of the actions referred to in this Section 5.2(c).
          (d) Notwithstanding anything to the contrary contained in Section 5.2(c), at any time prior to the approval of this Agreement by the Required Shareholder Vote, the board of directors of the Company may withdraw or modify the Company Board Recommendation if: (i) an unsolicited, bona fide, written Acquisition Proposal is made to the Company and is not withdrawn; (ii) such Acquisition Proposal did not result directly or indirectly from a breach of or any action inconsistent with (A) any of the provisions of Section 4.3, Section 5.2, the Confidentiality Agreement or any “standstill” or similar agreement or provision under which any Acquired Corporation has any rights or (B) any Voting Agreement; (iii) the Company provides Parent, at least 72 hours prior to any meeting of the Company’s board of directors at which such board of directors will consider and determine whether such Acquisition Proposal is a Superior Offer with a written notice specifying the date and time of such meeting, the reasons for holding such meeting, the terms and conditions of the Acquisition Proposal that is the basis of the potential action by the board of directors (including a copy of any draft Contract relating to such Acquisition Proposal) and the identity of the Person making such Acquisition Proposal; (iv) the Company’s board of directors reasonably determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation (which may be the Financial Advisor) and the advice of the Company’s outside legal counsel, that such Acquisition Proposal constitutes a Superior Offer; (v) the Company’s board of directors reasonably determines in good faith, after having taken into account the advice of the Company’s outside legal counsel, that, in light of such Superior Offer, the Company’s board of directors is required to withdraw or modify the Company Board Recommendation in order for the Company’s board of directors to comply with its fiduciary obligations to the Company’s shareholders under applicable Georgia law; (vi) no less than four Business Days prior to withdrawing or modifying the Company Board Recommendation, the Company’s board of directors delivers to Parent a written notice (a “Recommendation Change Notice”): (A) stating that the Company has received a Superior Offer that did not result directly or indirectly from a breach of or any action inconsistent with any of the provisions of Section 4.3, Section 5.2, the Confidentiality Agreement or any “standstill” or similar agreement or provision under which any Acquired Corporation has any rights or any Voting Agreement, (B) stating that the Company’s board of directors intends to withdraw or modify the Company Board Recommendation as a result of such Superior Offer and describing any intended modification of the Company Board Recommendation, (C) specifying the material terms and conditions of such Superior Offer, including the identity of the Person making such Superior Offer, and (D) attaching copies of the most current and complete draft of any Contract relating to such Superior Offer and all other documents and communications relating to such Superior Offer; (vii) throughout the period between the delivery of such Recommendation Change Notice and any withdrawal or modification of the Company Board Recommendation, the Company engages (to the extent requested by Parent) in good faith negotiations with Parent to amend this Agreement in such a manner that no withdrawal or modification of the Company Board Recommendation would be legally required as a result of such Superior Offer; and (viii) at the time of withdrawing or modifying the Company Board Recommendation, the Company reasonably determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation (which may be the Financial Advisor) and the Company’s outside legal counsel, that the failure to withdraw or modify the Company Board Recommendation would constitute a breach of the fiduciary obligations of the Company’s board of directors to the Company’s shareholders under applicable Georgia law in light of such Superior Offer (after taking into account any changes to the terms of this Agreement proposed by Parent as a result of the negotiations required by clause “(vii)” above or otherwise). Any change in the form or amount of the consideration payable in connection with a Superior Offer, and any other material change to any of the terms of a Superior Offer, will be deemed to be a new Superior Offer, requiring a new Recommendation Change Notice and a new advance notice period; provided, however, that the advance notice period applicable to any such change to a Superior Offer pursuant to clause “(vi)” of this Section 5.2(d) shall be three Business Days rather than four Business Days. The Company agrees to keep confidential, and not to disclose to the public or to any Person, any and all information regarding any negotiations that take place pursuant to clause “(vii)” or clause “(v)” of this Section 5.2(d) (including the existence and terms of any proposal made on behalf of Parent or the Company during such negotiations). The Company shall ensure that any withdrawal or modification of the Company Board Recommendation: (x) does not change or otherwise affect the approval of this Agreement by the Company’s board of directors or any other approval of the Company’s board of directors; and (y) does not have the effect of causing any corporate takeover statute or other similar statute (including any “moratorium,” “control share acquisition,” “business combination” or “fair price” statute) of the State of Georgia or any other state to be applicable to this Agreement, any of the Support Agreements, the Merger or any of the other Contemplated Transactions.
          (e) The Company’s obligation to call, give notice of and hold the Company Shareholders’ Meeting in accordance with Section 5.2(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer or other Acquisition Proposal, or by any withdrawal or modification of the Company Board Recommendation, unless this Agreement is terminated in accordance with Section 8.1. Without limiting the generality of the foregoing, the Company agrees that (i) unless this Agreement is terminated in accordance with Section 8.1, the Company shall not submit any Acquisition Proposal to a vote of its shareholders and (ii) the Company shall not (without Parent’s prior written consent) adjourn, postpone or cancel (or propose to adjourn, postpone or cancel) the Company Shareholders’ Meeting, except to the extent required to obtain the Required Shareholder Vote.
     5.3 Regulatory Approvals. Each party shall use reasonable efforts to file or otherwise submit, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with or otherwise submitted by such party to any Governmental Body with respect to the Merger and the other Contemplated Transactions, and to submit promptly any additional information requested by any such Governmental Body. The Company and Parent shall respond as promptly as practicable to any inquiries or requests received from any state attorney general, foreign antitrust or competition authority or other Governmental Body in connection with antitrust or competition matters.
     5.4 Stock Options; SARS and Warrants.
          (a) At the Effective Time, each Company Option that is not an In the Money Option that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, shall expire and be cancelled and null and void as of the Effective Time for no consideration payable hereunder.
          (b) At the Effective Time, each Company Stock-Based Award that is a stock appreciation right that is not an In-the-Money SAR that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, shall expire and be cancelled and null and void as of the Effective Time for no consideration payable hereunder.
          (c) At the Effective Time, each Company Option that is an In the Money Option that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, shall vest and the holder of each In the Money Option shall be entitled to receive in cancellation and settlement therefor, a payment in cash payable, without interest, equal to the product of (i) the excess, if any, of (x) the Per Share Consideration over (y) the exercise price per share of Company Common Stock subject to such In the Money Option, multiplied by (ii) the number of shares of Company Common Stock for which such In the Money Option shall not theretofore have been exercised, less any applicable tax withholdings.
          (d) At the Effective Time, each Company Stock-Based Award that is a stock appreciation right that is an In-the-Money SAR that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, shall vest and the holder of each In the Money SAR shall be entitled to receive in cancellation and settlement therefor, a payment in cash payable, without interest, equal to the product of (i) the excess, if any, of (x) the Per Share Consideration over (y) the exercise price per share of Company Common Stock subject to such In the Money SAR, multiplied by (ii) the number of shares of Company Common Stock for which such In the Money SAR shall not theretofore have been exercised, less any applicable tax withholdings.
          (e) At the Effective Time, each Company Stock-Based Award that is a share of restricted stock that is outstanding immediately prior to the Effective Time, whether or not vested, shall vest and the holder thereof shall be entitled to receive the Per Share Consideration in exchange therefor pursuant to Section 1.5(a)(iii) hereof.
          (f) Prior to the Effective Time, the Company shall take all actions that may be necessary (under the Company Equity Plan and otherwise) to vest all outstanding Company Options and Company Stock-Based Awards, to effectuate the provisions of this Section 5.4 and to ensure that, from and after the Effective Time, holders of Company Equity Awards have no rights with respect thereto other than those specifically provided in this Section 5.4.
          (g) At least five Business Days prior to the Closing, the Company shall deliver to Parent a certificate certified by the Chief Executive Officer of the Company and setting forth the following information with respect to each In the Money Option and In the Money SAR outstanding immediately prior to the Effective Time: (i) the holder of such In the Money Option or In the Money SAR; (ii) the number of shares of Company Common Stock subject to such In-the-Money Option or In-the-Money SAR immediately prior to the Effective Time, (iii) the exercise price per share of Company Common Stock subject to such In the Money Option or In the Money SAR, (iv) the portion of the Per Share Consideration that such Person is entitled to receive pursuant to this Section 5.4.
          (h) At the Effective Time, each Company Warrant that is an In the Money Warrant that is outstanding and unexercised immediately prior to the Effective Time shall expire and be cancelled and null and void as of the Effective Time for no consideration payable hereunder.
          (i) The Parent shall cause the payments required by this Section 5.4 to be made promptly after the Effective Time through the Surviving Corporation’s payroll system.
     5.5 Employee Benefits.

          (a) Unless otherwise requested by Parent in writing at least three Business Days prior to the Closing Date, the Company shall take (or cause to be taken) all actions necessary or appropriate to terminate, effective no later than the day prior to the date on which the Merger becomes effective, any Company Benefit Plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code (a “Company 401(k) Plan”). If the Company is required to terminate any Company 401(k) Plan, then the Company shall provide to Parent prior to the Closing Date written evidence of the adoption by the Company’s board of directors of resolutions authorizing the termination of such Company 401(k) Plan (the form and substance of which shall be subject to the prior review and approval of Parent). The Company also shall take such other actions in furtherance of terminating such Company 401(k) Plan as Parent may reasonably request. If the distributions of assets from the trust of any Company 401(k) Plan that is terminated pursuant to this Section 5.5(a) are reasonably anticipated to cause or result in liquidation charges, surrender charges or other fees to be imposed upon the account of any participant or beneficiary of such Company 401(k) Plan or upon the Company or any participating employer, then the Company shall take such actions as are necessary to estimate the amount of such charges or other fees and provide its estimate of that amount in writing to Parent within ten Business Days of the date so requested by Parent.
          (b) To the extent any employee notification or consultation requirements are imposed by applicable Legal Requirements with respect to the Contemplated Transactions, the Company shall consult with Parent and shall ensure that such notification or consultation requirements are complied with prior to the Effective Time. Prior to the Effective Time, neither the Company nor any Affiliate shall communicate with employees of the Acquired Corporations regarding post-Closing employment matters, including post-Closing employee benefits and compensation, without the prior written approval of Parent, which shall not be unreasonably withheld.
          (c) At the Effective Time, the Company shall pay, in a lump sum, cash payments to the individuals and in the respective amounts set forth in Part 5.5(c) of the Disclosure Schedule.
     5.6 Indemnification of Officers and Directors.
          (a) All rights to indemnification and advancement of expenses by the Company and exculpation from liabilities for violations of fiduciary duties existing in favor of those Persons who are directors and officers of the Company as of the date of this Agreement (the “Indemnified Persons”) for their acts and omissions as directors and officers occurring prior to the Effective Time, as provided in the Company’s articles of incorporation or bylaws (as in effect as of the date of this Agreement) and as provided in those indemnification agreements between the Company and said Indemnified Persons (as in effect as of the date of this Agreement) identified in Part 5.6(a) of the Disclosure Schedule, shall survive the Merger and shall continue in full force and effect (to the extent such rights to indemnification, advancement of expenses and exculpation are available under and consistent with applicable Georgia law) for a period of six years from the date on which the Merger becomes effective. In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any person, or if the Surviving Corporation is dissolved then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.6.
          (b) Prior to the Effective Time, Parent (or, at Parent’s option, the Company) shall purchase a prepaid “tail” policy (or substitute policy, at Parent’s election) on the existing policy of directors’ and officers’ liability insurance maintained by the Company as of the date of this Agreement for a period of six years from the Effective Time and otherwise on terms and conditions satisfactory to Parent; provided, however, the Surviving Corporation shall not be required to pay annual premiums for the Existing D&O Policies (or for any substitute policies) that exceed, in the aggregate, an amount equal to 200% of the annual premiums paid in 2011 for the Existing D&O Policies (the lesser of such amounts being referred to as the “Maximum Premium”). In the event any future annual premiums for the Existing D&O Policies (or any substitute policies) exceed the Maximum Premium in the aggregate, the Surviving Corporation shall be entitled to reduce the amount of coverage of the Existing D&O Policies (or any substitute policies) to the amount of coverage that can be obtained for a premium equal to the Maximum Premium.
     5.7 Additional Agreements.
          (a) Subject to Section 5.7(b), Parent and the Company shall use reasonable efforts to cause to be taken all actions necessary to consummate the Merger and make effective the other Contemplated Transactions. Without limiting the generality of the foregoing, but subject to Section 5.7(b), each party to this Agreement: (i) shall make all filings and other submissions (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other Contemplated Transactions; (ii) shall use reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other Contemplated Transactions; and (iii) shall use reasonable efforts to lift any injunction prohibiting, or any other legal bar to, the Merger or any of the other Contemplated Transactions. The parties shall provide each other with a copy of each proposed filing with or other submission to any Governmental Body relating to any of the Contemplated Transactions, and shall give the other party a reasonable time prior to making such filing or other submission in which to review and comment on such proposed filing or other submission. Each party shall promptly deliver to the other party a copy of each such filing or other submission made, each notice given and each Consent obtained during the Pre-Closing Period.
          (b) Notwithstanding anything to the contrary contained in this Agreement, Parent shall not have any obligation under this Agreement: (i) to dispose of or transfer or cause any of its Subsidiaries to dispose of or transfer any assets, or to commit to cause any of the Acquired Corporations to dispose of or transfer any assets; (ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product or service, or to commit to cause any of the Acquired Corporations to discontinue offering any product or service; (iii) to license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available to any Person any technology, software or other Intellectual Property or Intellectual Property

Right, or to commit to cause any of the Acquired Corporations to license or otherwise make available to any Person any technology, software or other Intellectual Property or Intellectual Property Right; (iv) to hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing Date), or to commit to cause any of the Acquired Corporations to hold separate any assets or operations; (v) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations of any of the Acquired Corporations; or (vi) to contest any Legal Proceeding brought by a Governmental Body or any order, writ, injunction or decree obtained by a Governmental Body relating to the Merger or any of the other Contemplated Transactions if Parent determines in good faith that contesting such Legal Proceeding or order, writ, injunction or decree might not be advisable.
     5.8 Disclosure. The Company shall not, and shall not permit any of its Subsidiaries or any Representative of any of the Acquired Corporations to, (a) make any disclosure to any Company Associates, to the public or otherwise regarding the Merger or any of the other Contemplated Transactions or (b) if an Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made, make any disclosure to any Company Associates, to the public or otherwise regarding such Acquisition Proposal, unless, in each case: (i) Parent shall have given its prior approval to such disclosure; or (ii) the Company (A) shall have been advised by its outside legal counsel that such disclosure is required by applicable Legal Requirements, and (B) prior to making any such disclosure, shall have provided Parent with reasonable advance notice of the Company’s intention to make such disclosure, the content of such disclosure and the identities of the Persons to whom such disclosure is intended to be made and shall have used commercially reasonable efforts to incorporate Parent’s comments with respect to such disclosure.
     5.9 Resignation of Officers and Directors. The Company shall use reasonable efforts to obtain and deliver to Parent at or prior to the Effective Time the resignation of each officer and director of each of the Acquired Corporations.
     5.10 Shareholder Litigation. The Company shall promptly (and in any event within 24 hours) notify Parent in writing of, and shall give Parent the opportunity to participate fully and actively in the defense and settlement, of any shareholder claim or litigation (including any class action or derivative litigation) against or otherwise involving the Company and/or any of its directors or officers relating to this Agreement, the Merger or any of the other Contemplated Transactions. No compromise or full or partial settlement of any such claim or litigation shall be agreed to by the Company without Parent’s prior written consent.
     5.11 Section 16 Matters. Prior to the Effective Time, the Company shall take such reasonable steps as are required to cause the disposition of Company Common Stock, Company Options and other derivative securities with respect to Company Common Stock in connection with the Merger by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act.

     5.12 Related Party Notes. At the Effective Time, the Company shall repay in full the principal amount due to the lenders under the promissory notes set forth in Part 5.12 of the Disclosure Schedule (which Part sets forth the lender, the principal amount and interest rate), and pay all accrued and unpaid interest thereon to such date. The Company has delivered the promissory notes to Parent.
Section 6. Conditions Precedent to Obligations of Parent and Merger Sub
     The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions to be consummated at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:
     6.1 Accuracy of Representations.
          (a) Each of the representations and warranties of the Company contained in this Agreement, other than the Specified Representations and the representations and warranties covered by Section 6.1(c), shall have been accurate in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty made as of a specific earlier date, which shall have been accurate in all material respects as of such earlier date), except for inaccuracies of representations or warranties the circumstances giving rise to which, individually or in the aggregate, do not constitute and could not reasonably be expected to result in a Company Material Adverse Effect; provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the foregoing dates: (i) all materiality and similar qualifications limiting the scope of such representations and warranties shall be disregarded; and (ii) any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded.
          (b) Each of the Specified Representations shall have been accurate in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (other than any Specified Representation made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date); provided, however, that, for purposes of determining the accuracy of the Specified Representations as of the foregoing dates, any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded.
          (c) Each of the representations and warranties set forth in Sections 2.3(d) and 2.3(e) shall have been true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date.
     6.2 Performance of Covenants. Each of the covenants or obligations in this Agreement that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed by the Company in all material respects.
     6.3 Shareholder Approval. This Agreement shall have been duly adopted by the Required Shareholder Vote, and holders of less than 5% in the aggregate of the shares of

Company Common Stock entitled to vote thereon shall have delivered to the Company, before the vote is taken at the Company Shareholders’ Meeting, written notice in compliance with Section 14-2-1321 of the GBCC of their intent to demand payment for their shares if the Merger is effectuated.
     6.4 Consents. All Consents required to be obtained in connection with the Merger and the other Contemplated Transactions shall have been obtained and shall be in full force and effect, except where the failure to obtain such other Consents has not had, and could not reasonably be expected to have or result in, a Company Material Adverse Effect.
     6.5 Agreements and Other Documents. Parent and the Company shall have received the following documents, each of which shall be in full force and effect:
          (a) a certificate executed by the Chief Executive Officer and Chief Financial Officer of the Company confirming that the conditions set forth in Sections 6.1, 6.2, 6.3, 6.4, 6.6, 6.14 and 6.15 have been duly satisfied; and
          (b) written resignations in forms satisfactory to Parent, dated as of the Closing Date and effective as of the Closing, executed by the officers and directors of each of the Acquired Corporations.
     6.6 No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, could reasonably be expected to have or result in a Company Material Adverse Effect.
     6.7 Regulatory Matters. Any Governmental Authorization or other Consent required to be obtained under any applicable antitrust or competition Legal Requirements or regulation or under any other Legal Requirement shall have been obtained and shall remain in full force and effect.
     6.8 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction or other Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.
     6.9 No Governmental Proceedings Relating to Contemplated Transactions or Right to Operate Business. There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party, and neither Parent nor the Company shall have received any communication from any Governmental Body in which such Governmental Body indicates a material likelihood of commencing any Legal Proceeding or taking any other action: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other Contemplated Transactions; (b) relating to the Merger or any of the other transactions contemplated by this Agreement and seeking to obtain from Parent or any of the Acquired Corporations any damages or other relief that could reasonably be expected to be material to Parent or the Acquired Corporations; (c) seeking to prohibit or limit in any material respect Parent’s ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; (d) that could materially and adversely affect the right or ability of Parent or any of the Acquired Corporations to own the assets or operate the business of any of the Acquired Corporations; (e) seeking to compel any of the Acquired Corporations, Parent or any Subsidiary of Parent to dispose of or hold separate any material assets as a result of the Merger or any of the other Contemplated Transactions; or (f) seeking to impose (or that could reasonably be expected to result in the imposition of) any criminal sanctions or liability on any of the Acquired Corporations or any of the officers or directors of any of the Acquired Corporations.
     6.10 Related Party Notes. Parent shall have received assurances reasonably satisfactory to it that the Company shall have repaid in full all outstanding principal and interest due to the lenders under the promissory notes set forth in Part 5.12 of the Disclosure Schedule.
     6.11 No Other Legal Proceedings. There shall not be pending any Legal Proceeding: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other Contemplated Transactions; (b) relating to the Merger or any of the other Contemplated Transactions and seeking to obtain from Parent or any of the Acquired Corporations, any damages or other relief that could reasonably be expected to be material to Parent or the Acquired Corporations; (c) seeking to prohibit or limit in any material respect Parent’s ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; (d) that could reasonably be expected to materially and adversely affect the right or ability of Parent or any of the Acquired Corporations to own the assets or operate the business of any of the Acquired Corporations; or (e) seeking to compel any of the Acquired Corporations, Parent or any Subsidiary of Parent to dispose of or hold separate any material assets as a result of the Merger or any of the other transactions contemplated by this Agreement.
     6.12 Phase I Property Environmental Condition Reports. The Company shall have delivered to Parent a final Phase I environmental site assessment report, at the Company’s sole expense, relating to each Owned Real Estate (other than the Gold Property, for which Parent has been provided with a Phase I environmental site assessment report dated June 24, 2011) which Phase I environmental site assessment reports shall (a) be dated as of a date between the date of the Agreement and Closing, (b) indicate that no recognized and uncured adverse environmental conditions exist with respect to such Owned Real Estate and that such Owned Real Estate is free of any Materials of Environmental Concern or material environmental contamination, and (c) be addressed to Parent or otherwise indicate that Parent is entitled to rely on the report.
     6.13 Title Reports. The Company shall have delivered to Parent updated title reports or title commitments for each Owned Real Estate, at the Company’s sole expense, which title report or title commitments shall evidence title to the Owned Real Estate by one of the Acquired Corporations free and clear of Encumbrances other than Permitted Encumbrances and the Encumbrances set forth in Part 2.6 of the Disclosure Schedule.

     6.14 Termination of Deferred Compensation Plans. The Company shall have delivered to Parent reasonably satisfactory evidence that the following plans of the Acquired Corporations have been terminated as of immediately prior to the Effective Time, without prejudice or impairment to the rights of participants to their vested account balances:
          (a) the Company Senior Management Deferral Plan; and
          (b) the Company Directors Deferred Compensation Plan.
     6.15 Termination of Severance Plan. The Company shall have delivered to Parent reasonably satisfactory evidence that the Company Salaried Employee Severance Plan has been terminated as of the Effective Time, without prejudice or impairment of the vested rights of participants.
Section 7. Conditions Precedent to Obligation of the Company
     The obligation of the Company to effect the Merger and consummate the transactions to be consummated at the Closing is subject to the satisfaction, at or prior to the Closing, of the following conditions:
     7.1 Accuracy of Representations. Each of the representations and warranties of Parent and Merger Sub contained in this Agreement shall be accurate in all material respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (other than any representation and warranty made as of a specific earlier date, which shall have been accurate in all material respects as of such earlier date), except where the failure of the representations and warranties of Parent and Merger Sub to be accurate would not reasonably be expected to have a material adverse effect on the ability of Parent to consummate the Merger; provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the foregoing dates, all materiality and similar qualifications limiting the scope of such representations and warranties shall be disregarded.
     7.2 Performance of Covenants. All of the covenants and obligations in this Agreement that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.
     7.3 Shareholder Approval. This Agreement shall have been duly adopted and approved by the Required Shareholder Vote.
     7.4 Closing Certificate. The Company shall have received a certificate executed by an officer of Parent confirming that the conditions set forth in Sections 7.1 and 7.2 have been duly satisfied.
     7.5 Regulatory Matters. Any Governmental Authorization or other Consent required to be obtained under any applicable antitrust or competition Legal Requirements or regulation or under any other Legal Requirement shall have been obtained and shall remain in full force and effect.

     7.6 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger by the Company shall have been issued by any court of competent jurisdiction or other Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger by the Company illegal; provided, however, that the Company shall not be permitted to invoke this Section 7.6 unless it shall have taken all actions required under this Agreement to have any such order or Legal Requirement lifted.
Section 8. Termination
     8.1 Termination. This Agreement may be terminated prior to the Effective Time (whether before or after the approval of this Agreement by the Required Shareholder Vote):
          (a) by mutual written consent of Parent and the Company;
          (b) by either Parent or the Company if the Merger shall not have been consummated by December 31, 2011; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b) if the failure to consummate the Merger by December 31, 2011 is attributable to a failure on the part of such party to perform any covenant or obligation in this Agreement that is required to be performed by such party at or prior to the Effective Time;
          (c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(c) if the issuance of such final and nonappealable order, decree or ruling is attributable to a failure on the part of such party to perform any covenant or obligation in this Agreement that is required to be performed by such party at or prior to the Effective Time;
          (d) by either Parent or the Company if: (i) the Company Shareholders’ Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company’s shareholders shall have taken a final vote on a proposal to approve this Agreement; and (ii) this Agreement shall not have been approved at the Company Shareholders’ Meeting (and shall not have been approved at any adjournment or postponement thereof) by the Required Shareholder Vote; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) if the failure to have this Agreement approved by the Required Shareholder Vote is attributable to a failure on the part of such party to perform any covenant or obligation in this Agreement that is required to be performed by such party at or prior to the Effective Time;
          (e) by Parent (at any time prior to the approval of this Agreement by the Required Shareholder Vote) if a Triggering Event shall have occurred;

          (f) by Parent if: (i) any of the Company’s representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on and as of such subsequent date), such that the condition set forth in Section 6.1(a) or Section 6.1(b) would not be satisfied (it being understood that, in determining the accuracy of such representations and warranties as of the date of this Agreement or as of any subsequent date for purposes of this Section 8.1(f): (A) all materiality qualifications that are contained in such representations and warranties and that limit the scope of such representations and warranties shall be disregarded; and (B) any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded); (ii) any of the Company’s covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 6.2 would not be satisfied; or (iii) a Company Material Adverse Effect shall have occurred following the date of this Agreement; provided, however, that if an inaccuracy in any of the Company’s representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant or obligation by the Company is curable by the Company within 15 days after the date of the occurrence of such inaccuracy or breach and the Company is continuing to exercise reasonable efforts to cure such inaccuracy or breach, then Parent may not terminate this Agreement under this Section 8.1(f) on account of such inaccuracy or breach: (A) during the 15-day period commencing on the date on which the Company receives notice of such inaccuracy or breach; or (B) after such 15-day period if such inaccuracy or breach shall have been fully cured during such 15-day period in a manner that does not result in a breach of any covenant or obligation of the Company such that the condition set forth in Section 6.2 would not be satisfied; or
          (g) by the Company if: (i) any of Parent’s representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on and as of such subsequent date), such that the condition set forth in Section 7.1(a) or Section 7.1(b) would not be satisfied (it being understood that, in determining the accuracy of such representations and warranties as of the date of this Agreement or as of any subsequent date for purposes of this Section 8.1(g), all materiality qualifications that are contained in such representations and warranties and that limit the scope of such representations and warranties shall be disregarded); or (ii) any of Parent’s covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 7.2 would not be satisfied; provided, however, that if an inaccuracy in any of Parent’s representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant or obligation by Parent is curable by Parent within 15 days after the date of the occurrence of such inaccuracy or breach and Parent is continuing to exercise reasonable efforts to cure such inaccuracy or breach, then the Company may not terminate this Agreement under this Section 8.1(g) on account of such inaccuracy or breach: (1) during the 15-day period commencing on the date on which Parent receives notice of such inaccuracy or breach; or (2) after such 15-day period if such inaccuracy or breach shall have been fully cured during such 15-day period in a manner that does not result in a breach of any covenant or obligation of Parent.
     Notwithstanding anything to the contrary contained in this Section 8.1, this Agreement may not be terminated by the Company unless any fee required to be paid and any Expense

Payment required to be made by the Company at or prior to the time of such termination pursuant to Section 8.3 shall have been paid and made in full.
     8.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 8.2, Section 8.3 and Section 9 (and the Confidentiality Agreement) shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability for any inaccuracy in or breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement.
     8.3 Expenses; Termination Fees.
          (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that if this Agreement is terminated by Parent or the Company pursuant to Section 8.1(d), then (without limiting any obligation of the Company to pay any fee payable pursuant to Section 8.3(c)), the Company shall make a nonrefundable cash payment to Parent, in an amount equal to the aggregate amount of all fees and expenses (including all attorneys’ fees, accountants’ fees, financial advisory fees and filing fees) that have been paid or that may become payable by or on behalf of Parent in connection with the preparation and negotiation of this Agreement and otherwise in connection with the Merger and the other Contemplated Transactions, such payment not to exceed $450,000 (the “Expense Payment”), (x) in the case of the termination by the Company, prior to the time of such termination and (y) in the case of termination by Parent, by the Company within two Business Days after such termination.
          (b) If this Agreement is terminated by Parent pursuant to Section 8.1(e), then (i) the Company shall pay to Parent, in cash, a nonrefundable fee in the amount equal to $460,000 within two Business Days after such termination, and (ii) Section 3 of the Confidentiality Agreement shall terminate and be of no further force or effect on the fourteenth day following such termination. In the event Parent terminates pursuant to Section 8.1(e), it cannot also terminate pursuant to Section 8.1(d), and vice versa.
          (c) If this Agreement is terminated by the Company or Parent pursuant to Section 8.1(d), and on or prior to the date 12 months after the date of such termination, either an Acquisition Transaction is consummated or a definitive agreement relating to an Acquisition Transaction is entered into, then (i) the Company shall pay to Parent a non-refundable fee in the amount equal to $460,000 in cash on or prior to the earlier of the date of consummation of such Acquisition Transaction or the date of execution of such definitive agreement, and (ii) Section 3 of the Confidentiality Agreement shall terminate and be of no further force or effect on the date of consummation of such Acquisition Transaction or the date of execution of such definitive agreement; provided, however, that, solely for purposes of this Section 8.3, all references to “15%” in the definition of “Acquisition Transaction” shall be deemed to refer instead to “50%.”

          (d) If the Company fails to pay when due any amount payable under this Section 8.3, then (i) the Company shall reimburse Parent for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by Parent of its rights under this Section 8.3, and (ii) the Company shall pay to Parent interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to Parent in full) at an annual rate three percentage points above the “prime rate” (as announced by Bank of America or any successor thereto) in effect on the date such overdue amount was originally required to be paid.
          (e) Any fee or other amount payable pursuant to this Section 8.3 shall be paid by the Company free and clear of all deductions and withholdings. In the event that any deduction or withholding is required by applicable Legal Requirements, the Company shall pay to Parent such additional amount as shall be required to ensure that the net amount received by Parent shall be equal to the full amount that would have been received by Parent had no such deduction or withholding been required to be made, and the Company shall indemnify Parent against, and reimburse Parent for the full amount of, any such withholding or deduction, and any interest, additions to tax and penalties thereon.
Section 9. Miscellaneous Provisions
     9.1 Amendment. This Agreement may be amended with the approval of the Special Committee and board of directors of the Company and the board of directors of the Parent at any time (whether before or after the approval of this Agreement by the Company’s shareholders) before the Effective Time; provided, however, that after the approval of this Agreement by the Company’s shareholders, this Agreement may not be amended to change in any respect not expressly authorized by such shareholders in connection with the approval of this Agreement: (a) the amount of cash to be received under this Agreement by the Company’s shareholders; (b) the articles of incorporation of the Surviving Corporation, except for changes permitted by Section 14-2-1002 of the GBCC or changes that would not adversely affect the Company’s shareholders; or (c) any of the other terms or conditions of this Agreement if such change would adversely affect the Company’s shareholders in any material respect.
     9.2 Waiver.
          (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.
          (b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.
     9.3 No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Merger.
     9.4 Entire Agreement; Counterparts; Exchanges by Facsimile/Electronic Delivery. This Agreement and the other agreements referred to in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement shall not be superseded and shall remain in full force and effect in accordance with its terms (except that following the Closing, Parent and Parent’s Affiliates, including the Surviving Corporation, shall be released from its obligations under the Confidentiality Agreement). This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery shall be sufficient to bind the parties to the terms of this Agreement.
     9.5 Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Service of any process, summons, notice or document to any party’s address and in the manner set forth in Section 9.9 shall be effective service of process for any such action. EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS. EACH PARTY ACKNOWLEDGES, AGREES AND CERTIFIES THAT: (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF SUCH WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER; (iii) IT MAKES SUCH WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.
     9.6 Disclosure Schedule. The Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in this Agreement, and the information disclosed in any numbered or lettered part shall be deemed to relate to, qualify or modify only the particular representation, warranty, covenant or agreement set forth in the corresponding numbered or lettered section in this Agreement, and shall not be deemed to relate to or to qualify any other representation, warranty, covenant or agreement, except where it is reasonably apparent from the substance of the matter disclosed that such information is applicable to another representation, warranty, covenant or agreement. The Disclosure Schedule may qualify or modify a representation, warranty, covenant or agreement even if such representation, warranty, covenant or agreement does not refer to the Disclosure Schedule. For purposes of this Agreement, each representation or warranty set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in Section 2, and any covenant or agreement set forth in the Disclosure Schedule shall be deemed to be a covenant or agreement by and among the parties.
     9.7 Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive its reasonable attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.
     9.8 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the Company’s rights, interests or obligations hereunder may be assigned or delegated by the Company, in whole or in part, by operation of law or otherwise, without the prior written consent of Parent, and any attempted assignment or delegation of this Agreement or any of such rights, interests or obligations by the Company without Parent’s prior written consent shall be void and of no effect. Except as specifically provided in Section 5.6, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature.
     9.9 Notices. Each notice, request, demand or other communication under this Agreement shall be in writing and shall be deemed to have been duly given, delivered or made as follows: (a) if delivered by hand, when delivered; (b) if sent on a Business Day by email before 5:00 p.m. (California time) on the day sent by email and receipt is confirmed, when transmitted; (c) if sent by email on a day other than a Business Day and receipt is confirmed, or if sent by email after 5:00 p.m. (California time) on the day sent by email and receipt is confirmed, on the Business Day following the date on which receipt is confirmed; (d) if sent by registered, certified or first class mail, the third Business Day after being sent; and (e) if sent by overnight delivery via a national courier service, two Business Days after being delivered to such courier, in each case to the address or email set forth beneath the name of such party below (or to such other address or email as such party shall have specified in a written notice given to the other parties hereto):
if to Parent or Merger Sub:
Scientific Conservation, Inc.
116 New Montgomery Suite 635
San Francisco, CA 94105
Attention: General Counsel
Facsimile: (415) 625-4601

with a copy to (which shall not constitute notice):
Cooley LLP
4401 Eastgate Mall
San Diego, CA 92121
Attention: Steve Przesmicki
Facsimile: (858) 550-6420
E-Mail: przes@cooley.com
if to the Company:
Servidyne, Inc.
1945 The Exchange
Suite 325
Atlanta, Georgia 30339
Attention: Alan R. Abrams
Facsimile: (770) 953-9922
with a copy to (which shall not constitute notice):
Kilpatrick Townsend & Stockton LLP
1100 Peachtree Street, N.E.
Atlanta, GA 30309
Attention: David A. Stockton
Facsimile: (404) 815-6555
     9.10 Cooperation. The parties agree to cooperate fully with each other and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably required to evidence or reflect the Contemplated Transactions and to carry out the intent and purposes of this Agreement.
     9.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the invalid or unenforceable term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

     9.12 Remedies. The Company acknowledges and agrees that irreparable damage would occur in the event any of the provisions of this Agreement required to be performed by the Company were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. Accordingly, in the event of any breach or threatened breach by the Company of any covenant or obligation contained in this Agreement, Parent shall be entitled to seek, without proof of actual damages (and in addition to any other remedy to which Parent may be entitled at law or in equity): (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. The Company hereby waives any requirement for the securing or posting of any bond in connection with any such remedy. Without limiting the generality of the foregoing: (1) Parent shall be entitled to specific performance of each covenant and obligation of the Company contained in this Agreement, including the Company’s obligation to consummate the Merger and the Company’s covenants in Sections 4.3 and 5.2; and (2) if the Required Shareholder Vote is not obtained as a result of a breach of any covenant or obligation of the Company contained in this Agreement or as a result of a breach of any Voting Agreement, then Parent may, at its election, require that the Company resubmit this Agreement and the Merger to its shareholders for a further vote.
     9.13 Construction.
          (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.
          (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.
          (c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”
          (d) Unless otherwise indicated or the context otherwise requires: (i) any definition of or reference to any agreement, instrument or other document or any Legal Requirement in this Agreement shall be construed as referring to such agreement, instrument or other document or Legal Requirement as from time to time amended, supplemented or otherwise modified; (ii) any reference in this Agreement to any Person shall be construed to include such Person’s successors and assigns; (iii) any reference herein to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement (except where the word “Section” is used to refer to a section of the GBCC) and Exhibits or Schedules to this Agreement; and (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.

          (e) The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.
     [Remainder of page intentionally left blank]

In Witness Whereof, the parties have caused this Agreement and Plan of Merger to be executed as of the date first above written.

Scientific Conservation, Inc.

By: Name:	/s/ Russel Harold McMeekin Russel Harold McMeekin
Title:	Chief Executive Officer

Scrabble Acquisition, Inc.

By: Name:	/s/ Dana DuFrance Dana DuFrance
Title:	President

Servidyne, Inc.

By: Name:	/s/ Alan R. Abrams Alan R. Abrams
Title:	Chairman and Chief Executive Officer
Agreement and Plan of Merger Signature Page

Exhibit A
Certain Definitions
     For purposes of the Agreement (including this Exhibit A):
     “Acquired Corporations” shall mean the Company and its Subsidiaries and the respective predecessors of the Company and its Subsidiaries (including any Entity that shall have merged into the Company or any Subsidiary of the Company).
     “Acquisition Inquiry” shall mean an inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by Parent) that could reasonably be expected to lead to an Acquisition Proposal.
     “Acquisition Proposal” shall mean any offer or proposal (other than an offer or proposal made or submitted by Parent) contemplating or otherwise relating to any Acquisition Transaction.
     “Acquisition Transaction” shall mean any transaction or series of transactions involving:
          (a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization recapitalization, tender offer, exchange offer or other similar transaction: (i) in which any of the Acquired Corporations is a constituent corporation; (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of any of the Acquired Corporations; or (iii) in which any Acquired Corporation issues securities representing more than 15% of the outstanding securities of any class of voting securities of such Acquired Corporation;
          (b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for: (i) 15% or more of the consolidated net revenues of the Acquired Corporations, consolidated net income of the Acquired Corporations or consolidated book value of the assets of the Acquired Corporations; or (ii) 15% or more of the fair market value of the assets of the Acquired Corporations; or
          (c) any liquidation or dissolution of any of the Acquired Corporations.
     “Agreement” shall mean the Agreement and Plan of Merger to which this Exhibit A is attached, as it may be amended from time to time.
     “Business Day(s)” means any day of the year on which national banking institutions in California are open to the public for conducting business and are not required or authorized to close.
     “Certificate of Merger” shall have the meaning set forth in Section 1.3.

A-1.

     “Closing” shall have the meaning set forth in Section 1.3.
     “Closing Date” shall have the meaning set forth in Section 1.3.
     “COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.
     “Code” shall mean the Internal Revenue Code of 1986, as amended.
     “Commercial Off The Shelf Software” means third party software that is made available pursuant to “shrink wrap” license or that is otherwise commercially (at a cost of less than $10,000 per year) available to licensees pursuant to a standard end-user license that permits use of the software products without a right to distribute or sublicense the same.
     “Company” shall have the meaning set forth in the preamble to the Agreement.
     “Company 401(k) Plan” shall have the meaning set forth in Section 5.5(b).
     “Company Affiliate” shall mean any Person under common control with any of the Acquired Corporations within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations issued thereunder.
     “Company Associate” shall mean any current or former employee, independent contractor, officer or director of any of the Acquired Corporations or any Company Affiliate.
     “Company Benefit Agreement” shall mean each management, employment, severance, change in control, consulting, relocation, repatriation or expatriation agreement or other Contract between any of the Acquired Corporations or any Company Affiliate and any Company Associate, other than any such Contract with a Company Associate that has expired (and under which none of the Acquired Corporations has any future obligations) or that is terminable “at will” without any obligation on the part of the applicable Acquired Corporation or Company Affiliate to make any payments or provide any benefits in connection with such termination.
     “Company Benefit Plan” shall mean each employment, consulting, salary, bonus, vacation, deferred compensation, incentive compensation, stock purchase, stock option or other equity-based, severance, termination, retention, change-in-control, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, other welfare fringe benefits, profit-sharing, pension or retirement plan, program, Contract or commitment and each other employee benefit plan or arrangement, whether written or unwritten, and whether funded or unfunded, including each Foreign Plan and each “employee benefit plan,” within the meaning of Section 3(3) of ERISA (whether or not ERISA is applicable to such plan), that is, or since April 30, 2008 has been, sponsored, maintained, contributed to or required to be contributed to by any of the Acquired Corporations or any Company Affiliate for the benefit of any Company Associate or with respect to which any of the Acquired Corporations or any Company Affiliate has or may have any liability or obligation.
     “Company Board Recommendation” shall have the meaning set forth in Section 5.2(b).

A-2.

     “Company Common Stock” shall mean the Common Stock, $1.00 par value per share, of the Company.
     “Company Contract” shall mean any Contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any Company IP or any other asset of any of the Acquired Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.
     “Company Databases” shall have the meaning set forth in Section 2.9(p).
     “Company Equity Award” shall mean any Company Option, Company Warrant or any Company Stock-Based Award.
     “Company Equity Plan” shall mean the Company’s 2000 Stock Award Plan.
     “Company IP” shall mean all Intellectual Property Rights owned or licensed exclusively by any of the Acquired Corporations and pertaining to the Company Products or methods or processes used to manufacture the Company Product.
     “Company IP Contract” shall mean any Contract to which any of the Acquired Corporations is a party or by which any of the Acquired Corporations is bound, that contains any assignment or license of, or covenant not to assert or enforce, any Intellectual Property Right related to the development, manufacture, offer for sale or sale of Company Products.
     “Company Material Adverse Effect” shall mean any effect, change, claim, event or circumstance that, considered individually or together with all other effects, changes, claims, events and circumstances, is or could reasonably be expected to be or to become materially adverse to, or has or could reasonably be expected to have or result in a material adverse effect on (a) the business, financial condition, capitalization, assets (tangible or intangible), Intellectual Property, liabilities (contingent or otherwise), operations or financial performance of the Acquired Corporations taken as a whole, or (b) the ability of the Company to consummate the Merger or any of the other Contemplated Transactions or to perform any of its covenants or obligations under the Agreement (provided that any material breach of Section 4.2(b)(xii) shall be deemed a Company Material Adverse Effect); provided, however, that none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or would be, a Company Material Adverse Effect: (x) any effect, changes, claims, events or circumstances (i) generally affecting (A) the industry in which the Acquired Corporations primarily operate to the extent they do not disproportionately affect the Acquired Corporations, taken as a whole, in relation to other companies in the industries in which the Acquired Corporations primarily operate, or (B) the economy, or financial or capital markets, in the United States to the extent they do not disproportionately affect the Acquired Corporations, taken as a whole, in relation to other companies in the industries in which the Acquired Corporations primarily operate, (ii) arising out of, resulting from or attributable to (A) changes (after the date of this Agreement) in Legal Requirements or GAAP or in accounting or auditing standards, (B) the direct result of the announcement or pendency of this Agreement or the anticipated consummation of the Merger on

A-3.

relationships, contractual or otherwise, with employees, customers, suppliers, distributors or partners, (C) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of this Agreement, (D) any decline in the market price, or change in trading volume, of the capital stock of the Company or any failure to meet projections or internal projections (it being understood that, without limiting the applicability of the provisions contained in clause (i) or (ii) above, the cause or causes of any such decline, change or failure may be deemed to constitute, in and of itself and themselves, a Company Material Adverse Effect) or (y) the delivery by the Company’s auditors of a going-concern opinion (it being understood that the cause or causes of the rendering of such going-concern opinion may be deemed to constitute, in and of itself and themselves, a Company Material Adverse Effect).
     “Company Option” shall mean each option to purchase shares of Company Common Stock from the Company, whether granted by the Company pursuant to the Company Equity Plan, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted and whether vested or unvested.
     “Company Privacy Policy” shall mean each external or internal, past or present privacy policy of any of the Acquired Corporations, including any policy relating to (a) the privacy of users of the Company Products or of any Company Website, (b) the collection, storage, disclosure, and transfer of any User Data or Personal Data, and (c) any employee information.
     “Company Product” shall mean any product or service that is or has been designed, developed, manufactured, marketed, distributed, provided, licensed, or sold to any Person by any of the Acquired Corporations.
     “Company SEC Reports” shall have the meaning set forth in Section 2.4(a).
     “Company Software” shall have the meaning set forth in Section 2.9(l).
     “Company Stock-Based Award” shall mean any stock appreciation right, restricted stock unit or restricted stock award relating to Company Common Stock, whether granted under the Company Equity Plan or otherwise and whether vested or unvested.
     “Company Stock Certificate” shall have the meaning set forth in Section 1.6.
     “Company Shareholders’ Meeting” shall have the meaning set forth in Section 5.2(a).
     “Company Website” shall mean any public or private website owned, maintained, or operated by or on behalf of any of the Acquired Corporations.
     “Company Warrants” shall mean warrants to purchase shares of Company Common Stock.
     “Confidentiality Agreement” shall mean that certain Confidentiality and Non-Solicitation Agreement, dated April 12, 2011 between the Company and Parent, as may be amended from time to time.

A-4.

     “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).
     “Contemplated Transactions” shall mean the Merger and the other transactions and actions contemplated by this Agreement and the transactions and actions contemplated by the Voting Agreements.
     “Contract” shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, arrangement, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.
     “Customer Contracts” shall mean Energy Contracts and end user license agreements for Company Software.
     “Current Inventory” shall have the meaning set forth in Section 2.7(d).
     The Company shall have been deemed to have “delivered”, “furnished” or “provided” any document, instrument or information (other than information which must be set forth in the Disclosure Schedules) which this Agreement requires the Company to deliver, furnish or provide to Parent or Merger Sub if the Company has: (a) posted such document, instrument or information to the “box.net” website on the Business Day before execution of this Agreement, (b) emailed or faxed such document, instrument or information to Parent or Merger Sub or their Representatives, or delivered such document, instrument or information to Parent or Merger Sub or their Representatives via mail, courier or in person delivery or (c) filed or furnished such document, instrument or information with or in the Company SEC Reports; in each case, regardless of whether such document, instrument or information is delivered, furnished or provided as an original, copy, facsimile, hardcopy or electronic copy.
     “Disclosure Schedule” shall mean the disclosure schedule that has been prepared by the Company in accordance with the requirements of Section 9.6 of the Agreement and that has been delivered by the Company to Parent on the date of the Agreement.
     “Dissenting Shares” shall have the meaning set forth in Section 1.9.
     “Dissenting Shareholders” shall have the meaning set forth in Section 1.9.
     “DOL” shall mean the United States Department of Labor.
     “EDGAR” shall have the meaning set forth in Section 2.4(a).
     “Effective Time” shall have the meaning set forth in Section 1.3.
     “Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any

A-5.

asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).
     “Energy Contracts” means any Contract pursuant to which any Acquired Corporation provides energy savings projects, energy management services or Fifth Fuel Management services to customers, whether directly or as a subcontractor to a prime or general contractor or another subcontractor.
     “Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.
     “Environmental Authorization” means any Governmental Authorization required under applicable Environmental Requirements.
     “Environmental Requirements” means any federal, state, local or foreign Legal Requirement, order, writ, injunction, directive, authorization, judgment, decree, grant, franchise, Contract or other governmental restriction and requirement, whether judicial or administrative, relating to pollution or protection of human health and safety, natural resources or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any Legal Requirement relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.
     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     “Existing D&O Policies” shall have the meaning set forth in Section 2.19(b).
     “Expense Payment” shall have the meaning set forth in Section 8.3(a).
     “Financial Advisor” shall have the meaning set forth in Section 2.28.
     “FMLA” shall mean the Family Medical Leave Act of 1993, as amended.
     “Foreign Plan” shall mean: (a) any plan, program, policy, practice, Contract or other arrangement mandated by a Governmental Body outside the United States to which any of the Acquired Corporations is required to contribute or under which any of the Acquired Corporations has or may have any liability; (b) any Company Benefit Plan that is subject to any of the Legal Requirements of any jurisdiction outside the United States; and (c) any Company Benefit Plan that covers or has covered any Company Associate whose services are or have been performed primarily outside of the United States.
     “GAAP” shall mean United States generally accepted accounting principles.

A-6.

     “GBCC” shall mean the Georgia Business Corporation Code.
     “Gold Property” shall have the meaning set forth in Section 2.8(b).
     “Governmental Authorization” shall mean any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement, other than a qualification to business as a foreign corporation; or (b) right under any Contract with any Governmental Body.
     “Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal); or (d) self-regulatory organization (including the NASDAQ Global Market).
     “HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996, as amended.
     “Indemnified Persons” shall have the meaning set forth in Section 5.6(a).
     “Intellectual Property” shall mean algorithms, application programmers’ interfaces (APIs), apparatus, circuit designs and assemblies, gate arrays, IP cores, net lists, photomasks, semiconductor devices, test vectors, databases, data and results from simulations or tests, design rules, diagrams, formulae, GDSII files, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos and slogans), methods, network configurations and architectures, processes, proprietary information, protocols, schematics, simulation methods or techniques, specifications, software, software code (in any form, including source code and executable or object code), software development tools, subroutines, techniques, test vectors, user interfaces, domain names, web sites, works of authorship and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries).
     “Intellectual Property Rights” shall mean all rights of the following types, which may exist or be created under the Legal Requirements of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights and mask works; (b) trademark and trade name rights and similar rights; (c) trade secret rights; (d) patent and industrial property rights; (e) other proprietary rights in Intellectual Property; and (f) rights in or relating to registrations, renewals, extensions, combinations, divisions and reissues of, and applications for, any of the rights referred to in clauses “(a)” through “(e)” above.
     “In the Money Option” shall mean any Company Option for which the exercise price at the Effective Time is less than the Per Share Consideration.

A-7.

     “In the Money SAR” shall mean any Company Stock-Based Award that is a stock appreciation right for which the exercise price at the Effective Time is less than the Per Share Consideration.
     “In the Money Warrant” shall mean any Company Warrant for which the exercise price at the Effective Time is less than the Per Share Consideration.
     “IRS” shall mean the United States Internal Revenue Service.
     The “knowledge” of the Company or the Acquired Corporations shall mean the actual knowledge of a particular fact or other matter being possessed as of the pertinent date by each of the directors and officers of Company or the Acquired Corporations, and each of the following key employees of Company or the Acquired Corporations: Alan R. Abrams, Rick Parternostro and M. Todd Jarvis, in each case after due inquiry or, or if exercising reasonable care each such individual would be expected to discover or become aware of that fact or matter in the course of carrying out his or her duties and responsibilities on behalf of Company or the Acquired Corporations.
     “Land Parcel” shall have the meaning set forth in Section 2.8(b).
     “Lease” shall have the meaning set forth in Section 2.8(b).
     “Leased Real Estate” shall have the meaning set forth in Section 2.8(b).
     “Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.
     “Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the NASDAQ Global Market).
     “Material Contract” shall have the meaning set forth in Section 2.10.
     “Materials of Environmental Concern” include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Requirement or that is otherwise a danger to health, reproduction or the environment.
     “Maximum Premium” shall have the meaning set forth in Section 5.6(b).
     “Merger” shall have the meaning set forth in the recitals to the Agreement.
     “Merger Sub” shall have the meaning set forth in the preamble to the Agreement.

A-8.

     “Open Source Code” shall mean any software code that is distributed as “free software” or “open source software” or is otherwise distributed publicly in source code form under terms that permit modification and redistribution of such software. Open Source Code includes software code that is licensed under the GNU General Public License, GNU Lesser General Public License, Mozilla License, Common Public License, Apache License, BSD License, Artistic License, or Sun Community Source License.
     “Owned Real Estate” shall have the meaning set forth in Section 2.8(b).
     “Parent” shall have the meaning set forth in the preamble to the Agreement.
     “Paying Agent” shall have the meaning set forth in Section 1.7(a).
     “Payment Fund” shall have the meaning set forth in Section 1.7(a).
     “Permitted Encumbrances” shall mean (a) Encumbrances for Taxes not yet due and payable; (b) immaterial carriers, warehousemen’s, mechanic’s, materialmen’s, repairmen’s, landlord’s and other similar encumbrances that are imposed by Legal Requirements and incurred in the ordinary course of business for obligations not overdue by more than ninety days; (c) immaterial Encumbrances incurred by statute in connection with workmen’s compensation, unemployment insurance and other social security legislation and as to which payments due are not delinquent and not otherwise required to be reserved/withheld/remitted by any Acquired Corporation; (d) immaterial Encumbrances incurred by statute in connection with deposit accounts or to secure the performance of bids, tenders, trade contracts, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other obligations of like nature; and (e) other immaterial Encumbrances incidental to the conduct of business or the occupancy or lease of real property, including easements, covenants, conditions rights of way, zoning and similar restrictions that do not hinder the operation of the business or occupancy or lease of real property.
     “Per Share Consideration” shall mean $3.50.
     “Person” shall mean any individual, Entity or Governmental Body.
     “Personal Data” shall mean a natural person’s name, street address, telephone number, e-mail address, photograph, social security number, driver’s license number, passport number, or customer or account number, or any other piece of information that allows the identification of a natural person (excluding any such data belonging to an employee, contractor, vendor or other Person employed by, or contracted with, any of the Acquired Corporations).
     “Pre-Closing Period” shall have the meaning set forth in Section 4.1.
     “Proxy Statement” shall mean the proxy statement to be sent to the Company’s shareholders in connection with the Company Shareholders’ Meeting
     “Recommendation Change Notice” shall have the meaning set forth in Section 5.2(d).

A-9.

     “Registered IP” shall mean all Company IP that is registered, filed, or issued under the authority of any Governmental Body, including all patents, registered copyrights, registered mask works, and registered trademarks and all applications for any of the foregoing.
     “Release” means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping or other releasing into the environment, whether intentional or unintentional.
     “Representatives” shall mean directors, officers, other employees, agents, attorneys, accountants, advisors and representatives.
     “Required Shareholder Vote” shall have the meaning set forth in Section 2.26.
     “Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002, as it may be amended from time to time.
     “SEC” shall mean the United States Securities and Exchange Commission.
     “Securities Act” shall mean the Securities Act of 1933, as amended.
     “Special Committee” shall have the meaning set forth in the Recitals.
     “Specified Representations” shall mean the representations and warranties of the Company contained in Sections 2.3(a), (b) and (c), 2.22, 2.23, 2.26, 2.28 and 2.29 of the Agreement.
     An entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity, voting, beneficial or financial interests in such Entity.
     “Superior Offer” shall mean an unsolicited bona fide written offer by a third party to purchase, in exchange for consideration consisting exclusively of cash and/or publicly traded equity securities, all of the outstanding shares of Company Common Stock, that: (a) was not obtained or made as a direct or indirect result of a breach of (or any action inconsistent with) this Agreement, the Confidentiality Agreement or any “standstill” or similar agreement under which any Acquired Corporation has any rights or obligations; and (b) is on terms and conditions that the board of directors of the Company determines, in its reasonable, good faith judgment, after having taken into account the advice of an independent financial advisor of nationally recognized reputation (which may be the Financial Advisor) and the advice of the Company’s outside legal counsel, to be: (i) more favorable, from a financial point of view, to the Company’s shareholders than the terms of the Merger; and (ii) likely to be consummated; provided, however, that any such offer shall not be deemed to be a “Superior Offer” if any financing required to consummate the transaction contemplated by such offer is not committed and is not reasonably capable of being obtained by such third party, or if the consummation of such transaction is contingent on any such financing being obtained.
     “Surviving Corporation” shall have the meaning set forth in Section 1.1.

A-10.

     “Tax” or “Taxes” shall mean any and all federal, state, local, foreign or other tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty, addition to tax or interest), imposed, assessed or collected by or under the authority of any Governmental Body.
     “Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information, and any amendment or supplement to any of the foregoing, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.
     A “Triggering Event” shall be deemed to have occurred if: (a) the board of directors of the Company shall have failed to unanimously recommend that the Company’s shareholders vote to approve the Agreement, or shall have withdrawn or modified in a manner adverse to Parent the Company Board Recommendation; (b) the Company shall have failed to include in the Proxy Statement the Company Board Recommendation; (c) the board of directors of the Company fails to reaffirm publicly the Company Board Recommendation, within five Business Days after Parent requests in writing that such recommendation be reaffirmed publicly; (d) the board of directors of the Company shall have approved, endorsed or recommended any Acquisition Proposal; (e) the Company shall have executed any letter of intent, memorandum of understanding or similar document or any Contract relating to any Acquisition Proposal; (f) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its securityholders, within ten Business Days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; (g) an Acquisition Proposal is publicly announced, and the Company fails to issue a press release announcing its opposition to such Acquisition Proposal within five Business Days after such Acquisition Proposal is announced; or (h) any of the Acquired Corporations or any Representative of any of the Acquired Corporations shall have materially breached or taken any action inconsistent in any material respect with any of the provisions set forth in Section 4.3.
     “Unaudited Interim Balance Sheet” shall mean the unaudited consolidated balance sheet of the Company and its consolidated subsidiaries as of January 31, 2011, included in the Company’s Report on Form 10-Q for the fiscal quarter ended January 31, 2011, as filed with the SEC prior to the date of this Agreement.
     “User Data” shall mean any Personal Data or other data or information that identifies any natural person and was collected by or on behalf of any of the Acquired Corporations from users of the Company Products or of any Company Website.
     “Voting Agreements” shall have the meaning set forth in the recitals to the Agreement.

A-11.

     “WARN Act” shall have the meaning set forth in Section 2.17(q).

A-12.

Exhibits
     Exhibit A — Certain Definitions